                                      LEASE





                           LANDLORD:             TPSC IV LLC

                           TENANT:               SEQUENOM, INC.

                           DATE:                 March 29, 2000

                                      LEASE

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

1.       PROPERTY..............................................................5

         1.1      Lease of Property............................................5

         1.2      Landlord's Reserved Rights...................................6

2.       TERM; EXTENSION RIGHTS................................................6

         2.1      Term.........................................................6

         2.2      Commencement Date............................................6

         2.3      Early Access.................................................7

                  (a)      Pre-Occupancy Access................................7

                  (b)      Conduct of Business.................................7

                  (c)      Non-Interference....................................7

         2.4      Acknowledgment Of Lease Commencement.........................7

         2.5      Holding Over.................................................8

         2.6      Option to Extend Term........................................8

                  (a)      Grant of Option; Exercise...........................8

                  (b)      Rent................................................8

3.       RENTAL...............................................................10

         3.1      Basic Rent..................................................10

         3.2      Additional Rent.............................................10

         3.3      Rent........................................................10

         3.4      Late Payment:  Interest; Late Charge........................10

         3.5      Security Deposit............................................10

4.       BUILDING SHELL; TENANT IMPROVEMENTS..................................11

         4.1      Building Shell..............................................11

         4.2      Tenant Improvements.........................................11

5.       TAXES................................................................11

         5.1      Personal Property...........................................11

         5.2      Real Property...............................................12

6.       OPERATING EXPENSES...................................................12

         6.1      Liability For Operating Expenses............................12

         6.2      Definition Of Operating Expenses............................12

         6.3      Determination and Payment Of Operating Expenses.............14

         6.4      Proration...................................................15

7.       UTILITIES............................................................15

         7.1      Payment.....................................................15

         7.2      Interruption................................................15

8.       ALTERATIONS; SIGNS...................................................15

         8.1      Right To Make Alterations...................................15

         8.2      Title To Alterations........................................16

         8.3      No Liens....................................................16

         8.4      Signs.......................................................16

9.       MAINTENANCE AND REPAIRS..............................................17

         9.1      Landlord's Obligations......................................17

         9.2      Tenant's Obligation For Maintenance.........................17

                  (a)      Good Order, Condition And Repair...................17

                  (b)      Landlord's Remedy..................................18

                  (c)      Condition Upon Surrender...........................18

10.      USE OF PROPERTY......................................................18

         10.1     Permitted Use...............................................18

         10.2     INTENTIONALLY DELETED.......................................18

         10.3     No Nuisance.................................................18

         10.4     Compliance With Laws........................................19

         10.5     Liquidation Sales...........................................19

         10.6     Environmental Matters.......................................19

         10.7     Landlord Representation.....................................24

11.      INSURANCE AND INDEMNITY..............................................25

         11.1     Liability and Property Insurance............................25

         11.2     Quality Of Policies; Certificates...........................26

         11.3     Waiver Of Subrogation; Release..............................27

         11.4     Increase In Premiums........................................27

         11.5     Indemnification; Release of Landlord........................27

         11.6     Blanket Policy..............................................28

12.      SUBLEASE AND ASSIGNMENT..............................................28

         12.1     Assignment And Sublease Of Property.........................28

         12.2     Rights Of Landlord..........................................29

13.      RIGHT OF ENTRY AND QUIET ENJOYMENT...................................29

         13.1     Right Of Entry..............................................29

         13.2     Quiet Enjoyment.............................................29

14.      CASUALTY AND TAKING..................................................29

         14.1     Damage or Destruction.......................................29

         14.2     Condemnation................................................31

         14.3     Reservation Of Compensation.................................32

         14.4     Restoration Of Improvements.................................32

15.      DEFAULT..............................................................33

         15.1     Events Of Default...........................................33

         15.2     Remedies Upon Tenant's Default..............................34

         15.3     Remedies Cumulative.........................................35

16.      SUBORDINATION, ATTORNMENT AND SALE...................................35

         16.1     Subordination To Mortgage...................................35

         16.2     Sale Of Landlord's Interest.................................36

         16.3     Estoppel Certificates.......................................36

         16.4     Subordination to CC&R's.....................................37

         16.5     Mortgagee Protection........................................37

17.      PARKING..............................................................38

18.      MISCELLANEOUS........................................................38

         18.1     Notices.....................................................38

         18.2     Successors And Assigns......................................39

         18.3     No Waiver...................................................39

         18.4     Severability................................................40

         18.5     Litigation Between Parties..................................40

         18.6     Surrender...................................................40

         18.7     Interpretation..............................................40

         18.8     Entire Agreement............................................40

         18.9     Governing Law...............................................40

         18.10    No Partnership..............................................40

         18.11    Financial Information.......................................40

         18.12    Costs.......................................................41

         18.13    Time........................................................41

         18.14    Rules And Regulations.......................................41

         18.15    Brokers.....................................................41

         18.16    Memorandum Of Lease.........................................41

         18.17    Corporate Authority.........................................41

         18.18    Execution and Delivery......................................42

         18.19    Survival....................................................42

EXHIBITS
--------

EXHIBIT A                  Real Property Description (Site)

EXHIBIT B                  Site Plan

EXHIBIT C                  Acknowledgment of Lease Commencement

EXHIBIT D                  Memorandum of Lease

EXHIBIT E                  Quit Claim Deed

EXHIBIT W                  Work Letter

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                                      LEASE
                                      -----

     THIS LEASE ("Lease") is made and entered into as of the 29th day of March, 2000, by and between TPSC IV LLC, a Delaware limited liability company ("Landlord"), and SEQUENOM, INC., a Delaware corporation ("Tenant").

                          THE PARTIES AGREE AS FOLLOWS:

                                   DEFINITIONS
                                   -----------

     Abandonment. Abandonment is hereby defined to include, but is not limited
     -----------
to, any absence by Tenant from the Property for fifteen (15) consecutive days or more while Tenant is in default under any other provision of this Lease.

     Additional Rent. In addition to Basic Rent, Tenant agrees to pay to
     ---------------
Landlord as additional rent the Operating Expenses as provided in Section 6 hereof.

     Affiliate. With respect to a specified person or entity, (a) any entity or
     ---------
person that directly or indirectly through one or more intermediaries Controls, is Controlled by or is under common Control with the specified person or entity,
(b) any subsidiary of the specified entity or any of its subsidiaries, (c) any person or entity resulting from merger or consolidation with the specified entity, or (d) any person or entity which acquires all or substantially all of the assets or stock of the specified entity.

     Annual Operating Expense Statement. A statement showing in reasonable
     ----------------------------------
detail the actual Operating Expenses for the previous calendar year, which were billed to Tenant by Landlord.

     Basic Rent. Tenant agrees to pay Landlord as Basic Rent for the Property,
     ----------
on a triple net basis, the following:


          (a) During the first Lease Year, the sum of Two and 85/100 Dollars ($2.85) per gross square foot of Building Area per month as follows:

               (i) commencing on the Commencement Date, as to the greater of:
(A) 47,000 gross square feet of Building Area; or (B) the gross square footage of the Building Area occupied by Tenant for the conduct of its business;

               (ii) as to the entire Building Area commencing on the earlier of:
(A) January 1, 2001; or (B) occupancy of the entire Building by Tenant for the conduct of its business; and

          (b) On the first day of each Lease Year after the first Lease Year, the Basic Rent shall be increased by three and one-half percent (3.5%) over that payable for the last month of the prior Lease Year.

     Building. A two story, steel frame structure consisting of approximately
     --------
82,500 gross square feet, with underground parking and ancillary service areas, steel deck floors with concrete fill at 100 lbs. live load, exterior wall consisting of glass fiber reinforced concrete, and glazing system of aluminum mullions and clear, tinted and spandrel glass, the location of which is shown on Exhibit B attached hereto.

     Building Area. Tenant understands that the Premises is to contain
     -------------
approximately 82,500 gross square feet as determined pursuant to the Standard Method for Measuring Floor Area in Office Buildings (BOMA) (the "Standard Measure"). Upon completion of the space plans for the Premises, Landlord shall measure the Premises using the Standard Measure, and if such measurement indicates that either the gross square footage of the Premises and/or the Building differs from that set forth in this Lease, then Landlord shall so notify Tenant and the Security Deposit and Base Rent and all other items which are based upon the square footage of the Premises and/or the Building shall be promptly adjusted in proportion to the change in square footage. Tenant reserves the right to have its space planner or architect measure the Premises upon completion to confirm that the measurement provided by Landlord is accurate and conforms to the Standard Measure. Any discrepancy shall be promptly resolved by the parties through good faith negotiations. Within five (5) business days following the Commencement Date, the parties shall memorialize the Acknowledgement of Lease Commencement substantially in the form of Exhibit C.

     Building Shell. The foundation, exterior walls, roof, interior staircases,
     --------------
elevator shafts and conduit and pipes within any of the foregoing, all is reflected on the plans and specifications prepared by ____________ dated ___________, and excluding any and all elements of Tenant Improvements and Tenant Work.

     CC&Rs. Covenants, conditions and restrictions.
     -----

     Commencement Date. As defined in Section 2.2.
     -----------------


     Control. The possession, directly or indirectly, of the power to direct or
     -------
cause the direction of management and policies, whether through the ownership of voting securities, general or limited partnership interests, membership interests or other manner of control.

     Extension Notice.  As defined in Section 2.6(a) hereof.
     ----------------

     Extension Term.  As defined in Section 2.6(a) hereof.
     --------------

     FF&E/Trade Fixtures. Furniture, fixtures and non-attached equipment,
     -------------------
including, but not limited to, trade fixtures, to be installed in the Building but which are not to be purchased or installed by Landlord.

     Force Majeure. Any prevention, delay or stoppage of work or any other
     -------------
obligation to be performed by Landlord or Tenant hereunder arising after the date this Lease is executed and delivered which is due to strikes or labor disputes affecting the Project in any way (including, but not limited to, any materials or equipment ordered for the Project, and the transportation, delivery or installation of any material or equipment for the Project), acts of God, acts or failures to act of public agencies that cause delays despite the applicable party's diligent efforts, freight embargoes due to generally prevailing market conditions, rainy or stormy weather, inability to obtain supplies, materials, fuels, machinery or equipment due to generally prevailing market conditions, fire or other causes or contingencies beyond the reasonable control of Landlord or Tenant, as applicable.

     Improvements. The Building Shell, Site Improvements, Tenant Improvements
     ------------
and the other improvements from time to time constructed on the Site.

     Initial Term.The initial term of this Lease shall commence on the
     ------------
Commencement Date and shall end the day immediately preceding the fifteenth anniversary of the Commencement Date.

     Landlord. TPSC IV LLC, a Delaware limited liability company.
     --------


     Landlord Delay.  As defined in the Work Letter.
     --------------

     Landlord Group. Jointly and severally, Landlord and its members, manager,
     --------------
agents, employees and contractors.

     Lease.  This Lease, as amended from time to time, and all exhibits.
     -----

     Lease Year. The twelve (12) month period commencing on the Commencement
     ----------
Date and ending on the day immediately preceding the date one (1) year later, and each such consecutive 12-month period during the .

     Lender. As defined in Section 11.1(d) hereof.
     ------

     MSDS's. Material Safety Data Sheets.
     ------

     Operating Expenses. The total costs and expenses incurred by or allocable
     ------------------
to Landlord for ownership, operation and maintenance of the Property (including, but not limited to Taxes), as further defined in Section 6.2.

     Parcel. Any other land, developed or undeveloped, owned by Landlord, or any
     ------
affiliate of Landlord, within the Torrey Pines Science Center.

     Phase I: The portion of the Building with respect to which Tenant is
     -------
obligated to pay Rent on the Commencement Date, which shall be the greater of 47,000 square feet of gross Building Area or the gross square footage actually occupied by Tenant on the Commencement Date

     Phase I Target Commencement Date: October 1, 2000.
     --------------------------------

     Phase II: The portion of the Building with respect to which Tenant was
     --------
not obligated to pay rent at the Commencement Date.

     Phase II Target Commencement Date: January 1, 2001.
     ---------------------------------

     Prime Rate. The highest rate of interest announced from time to time by
     ----------
Chase Manhattan Bank, Citibank N.A., or Bank of America as its "prime rate", changing as and when such rate changes, unless a lesser rate shall then be the maximum rate permissible by law with respect thereto, in which event such lesser rate shall be charged.

     Property.  Collectively, the Improvements and the Site.
     --------

     Qualified CPA. An independent Certified Public Accountant with at least ten
     -------------
(10) years experience in building operation matters from an accounting firm affiliated with neither party.

     Rent. Basic Rent and Additional Rent, together with such other sums as may
     ----
be due and payable by Tenant to Landlord hereunder.

     Rent Commencement Date. The date upon which an applicable portion of the
     ----------------------
Basic Rent is first due and payable, as fully described in the definition of Basic Rent.

     Requirements. All applicable ordinances, rules, laws and regulations and
     ------------
all requirements of all governmental authorities now in force or which may hereafter be in force pertaining to the use of the Property by Tenant, including, without limitation, regulations applicable to noise, water, soil and air pollution, including such nonstructural alterations and additions as may be required from time to time by such laws, ordinances, rules, regulations and requirements of governmental authorities or insurers of the Property.

     Security Deposit.  $470,250.00
     ----------------

     Site.  The real property described in Exhibit A attached hereto.
     ----                                  ---------

     Site Improvements. Improvements to the Site, other than, and outside of,
     -----------------
the Building including, but not limited to, site lighting, on-grade parking and landscaping.

     Substantially Completed or Substantial Completion (or any variant thereof).
     -------------------------------------------------
The date on which Landlord and Tenant have received both the Substantial Completion Certificate and approval to occupy, or its functional equivalent, from the City of San Diego and all other applicable governmental authorities.

     Substantial Completion Certificate.  As defined in the Work Letter.
     ----------------------------------

     Taxes.  All taxes, assessments and the like as set forth in Paragraph 8
     -----
hereof.

     Tenant.  Sequenom, Inc., a Delaware corporation.
     ------

     Tenant Delay.  As defined in the Work Letter.
     ------------

     Tenant Improvement Cost. The total cost actually paid of, and with
     -----------------------
respect to, the Tenant Improvements (including all items or components thereof), including, but not limited to, the following (unless otherwise agreed in writing by Landlord and Tenant): (i) all sums paid to contractors, subcontractors or materialmen for labor and materials furnished in connection with the Tenant Improvements; (ii) all fees and charges paid or incurred to or at the direction of any city, county, state or other governmental or quasi-governmental authority or agency which are required to be paid in order to obtain all necessary governmental permits, licenses, inspections and approvals relating to the Tenant Improvements; (iii) Landlord's reasonable architectural and engineering fees for services rendered in connection with the Tenant Improvements (including, but not limited to, the Tenant Architect, and any consultant or engineer); (iv) all architectural and engineering fees for services rendered to Tenant or by an individual or entity retained by Tenant in connection with the Tenant Improvements; (v) sales and use taxes; (vi) testing and inspection costs; and
(vii) the cost of power, water and other utility facilities and the cost of collection and removal of debris. Tenant Improvement Costs shall not include any expenditures for Tenant Work or for any improvement that does not constitute a fixture under applicable law.

     Tenant Improvements. Those improvements to the Building, reflected on the
     -------------------
Approved Plans, including, without limitation, laboratory casework, HVAC beyond garage exhaust, plumbing, mechanical and electrical systems (including feeders from the meter section and main distribution panels), all signage, interior partitioning, interior doors and hardware, interior finishes, telecommunications cabling, building alarm system wiring, life safety alarm system wiring, life safety systems, dock equipment, garage equipment, emergency generators, boilers, cooling towers, trash and truck docks, shaft walls, equipment supports, control area fireproofing (if required), restroom and lobbies and buildout of mechanical space within the Building. Tenant Improvements shall not include any Tenant Work or any furniture, furnishings, fixtures, equipment, appliances, supplies, goods, inventory, interior decoration and the like of and for Tenant.

     Term.  As defined in Section 2.1.
     ----

     TOPSCA. Torrey Pines Science Center Association for Unit 1, a California
     ------
not-for-profit mutual benefit corporation, organized and existing under, and pursuant to, the Existing CC&Rs.

     Work Letter. The Work Letter annexed hereto as Exhibit W which shall govern
     -----------
the construction of the Tenant Improvements.

                                   1. PROPERTY
                                      --------

     1.1. Lease of Property.
          -----------------

          (a) Landlord leases to Tenant and Tenant hires and leases from Landlord, on the terms, covenants and conditions hereinafter set forth, the Property. The location of the Building on the Site is intended to be substantially as shown on the site plan attached hereto as Exhibit B. The Site is part of the Torrey Pines Science Center in La Jolla, California.

          (b) As an appurtenance to Tenant's leasing of the Building pursuant to Section 1.1(a), Landlord hereby grants to Tenant, for the benefit of Tenant and its employees, suppliers, shippers, customers and invitees, during the term of this Lease, the right to use, all easements, access rights and similar rights and privileges relating to or appurtenant to the Property and created or existing from time to time under any easement agreements, declarations of covenants, conditions and restrictions, or other written agreements now of record with respect to the Site, subject however to any limitations applicable to such rights and privileges under applicable law and/or under the written agreements creating such rights and privileges.

     1.2  Landlord's Reserved Rights. To the extent reasonably necessary to
          --------------------------
permit Landlord to exercise any rights of Landlord and discharge any obligations of Landlord under this Lease, Landlord shall have, in addition to the right of entry set forth in Section 13.1 hereof, the following rights: (i) to make changes to portions of the Site outside of the Building, including, without limitation, changes in the location, size or shape of any portion thereof and to relocate parking spaces on the Site; (ii) to close temporarily any of the Property for maintenance or other reasonable purposes, provided that reasonable parking and reasonable access to the Building remain available to the extent possible; (iii) to construct, alter or add to other buildings or improvements on the Site; (iv) to build adjoining to the Property and/or the Site; (v) to use the Property while engaged in making additional improvements, repairs or alterations to the Property, or any portion thereof; and (vi) to do and perform such other acts with respect to the Property as may be necessary or appropriate; provided, however, that notwithstanding anything to the contrary in this Section 1.2, Landlord's exercise of its rights hereunder (w) shall, if same will interfere with Tenant's use of the Property, only be exercised if Landlord gives Tenant reasonable prior written notice of its intent to exercise any right under this Section 1.2, (x) shall not cause any material diminution of Tenant's rights, nor any material increase of Tenant's obligations or liabilities, under this Lease or with respect to the Improvements, and (y) shall be conducted in such a manner as to minimize, to the extent reasonably possible, any adverse effect on Tenant's business operations on the Site.

                            2. TERM; EXTENSION RIGHTS
                               ----------------------

     2.1  Term. The term of this Lease shall commence on the Commencement
          ----
Date and shall end the day immediately preceding the fifteenth anniversary of the Commencement Date, unless sooner terminated or extended as hereinafter provided (the "Term").

     2.2  Commencement Date. The "Commencement Date" shall be that date
          -----------------
which is the earlier to occur of: (a) the date Tenant takes possession of any portion of the Property in excess of 47,000 gross square feet for the conduct of its business or (b) October 1, 2000. The obligation to pay Basic Rent commences as provided in the definition thereof, but subject to modification as provided in this Section 2.2 and in Section 2.3(b). In the event that the Tenant Improvements for Phase I or the entire Building are not Substantially Completed by October 1, 2000 or January 1, 2001, respectively, because of Force Majeure or Landlord Delay, then the Commencement Date and the applicable Rent Commencement Date shall be extended until the earlier to occur of: (a) the date upon which Tenant takes possession of the applicable Phase for the conduct of its business; or (b) fifteen (15) days after Substantial Completion of the applicable Tenant Improvements; the terms of this Lease shall remain valid and binding despite any extension of the Commencement Date and any Rent Commencement Date, and any delay in the

Commencement Date shall not be deemed to be a default. Neither the Commencement Date nor any Rent Commencement Date shall be extended if Substantial Completion of the Tenant Improvements cannot be achieved by the Phase I Target Commencement Date or the Phase II Target Commencement Date, as applicable, because of Tenant Delay, and the Term, Tenant's obligation to pay Rent and all of Tenant's other obligations under this Lease shall commence upon the date which would have been the Commencement Date and the applicable Rent Commencement Date but for Tenant Delay.

     2.3  Early Access.
          ------------

          (a)  Pre-Occupancy Access. Tenant shall have the nonexclusive right to
               --------------------
occupy and take possession of the Property prior to the Commencement Date, solely for the purpose of performing Tenant Work and preparing the Property for the conduct of business thereat, (e.g. moving furniture, equipment and the like). All provisions of this Lease shall apply to such occupancy prior to the Commencement Date, except that Tenant shall not be required to pay Rent or Operating Expenses until the Commencement Date otherwise occurs. Tenant shall carry all insurance required hereunder and shall indemnify, defend and hold harmless Landlord and its agents and employees from and against any and all claims, demands, liabilities, damages, actions, losses, costs and expenses, including (but not limited to) reasonable attorneys' fees, arising out of or in connection with Tenant's early entry upon the Property hereunder unless caused by the negligence or willful misconduct of the member of the Landlord Group. Notwithstanding anything to the contrary contained in the foregoing, Tenant shall be responsible for and shall pay prior to delinquency all charges for water, gas, heat, light, electricity, power, sewer, telephone, alarm system, janitorial and other services or utilities serving, used in or upon the Property related to such early use or occupancy.

          (b)  Conduct of Business. Tenant shall have the right, prior to the
               -------------------
Commencement Date, to occupy, and to conduct business from, any portion of the Building which has been Substantially Completed. All provisions of this Lease shall apply to such occupancy prior to the Commencement Date including, but not limited to, the requirement to pay Rent and Operating Expenses, which amounts shall be paid on a pro rata basis in relation to the gross square feet occupied by Tenant.

          (c)  Non-Interference. Tenant shall conduct its business or other use
               ----------------
or occupancy of the Building in a manner that does not interfere with or delay completion of the Improvements. Any delay in Substantial Completion caused by Tenant's presence on the Property shall constitute a Tenant Delay and Landlord shall have all rights and remedies with respect thereto as provided in this Lease and the Work Letter (including, but not limited to, Section 3.2.1 of the Work Letter).

     2.4  Acknowledgment Of Lease Commencement. Upon commencement of the
          ------------------------------------
Term, Landlord and Tenant shall execute a written acknowledgment of the Commencement Date, date of the termination and related matters, substantially in the form attached hereto as Exhibit C (with appropriate insertions), which acknowledgment shall be deemed to be incorporated herein by this reference. Notwithstanding the foregoing requirement, the failure of Tenant to execute such a written acknowledgment shall not affect the determination of the Commencement Date, date of termination and related matters in accordance with the provisions of this Lease.

     2.5  Holding Over. If Tenant holds possession of the Property or any
          ------------
portion thereof after the Term of this Lease with Landlord's written consent, then except as otherwise specified in such consent, Tenant shall become a tenant from month to month at one hundred twenty-five percent (125%) of the rental and otherwise upon the terms herein specified for the period immediately prior to such holding over and shall continue in such status until the tenancy is terminated by either party upon not less than thirty (30) days prior written notice; notwithstanding the foregoing, Landlord may pursue any and all legal remedies available to Landlord under applicable law with respect to such unconsented holding over by Tenant and may recover all damages, direct or consequential, resulting therefrom. Tenant shall indemnify and hold Landlord harmless from any loss, damage (including, but not limited to consequential damages), claim, liability, cost or expense (including reasonable attorneys'
fees) resulting from any delay by Tenant in surrendering the Property (except with Landlord's prior written consent), including but not limited to any claims made by a succeeding tenant by reason of such delay. Acceptance of rent by Landlord following expiration or termination of this Lease shall not constitute a renewal of this Lease

     2.6  Option to Extend Term.
          ---------------------

          (a)  Grant of Option; Exercise. Tenant shall have the option to renew
               -------------------------
and extend the Initial Term of this Lease, at the Basic Rent set forth in
Section 2.6(b) below and otherwise upon all the terms and provisions set forth herein with respect to the Initial Term of this Lease, for up to two (2) additional periods of five years each (each, an "Extension Term"), the first extension commencing upon the expiration of the Initial Term hereof and each successive extension commencing on the expiration of the prior Extension Term. Exercise of such option with respect to the each Extension Term shall be by written notice ("Extension Notice") to Landlord at least twelve (12) months prior to the expiration of the Initial Term or the then current Extension Term, as applicable. If an Event of Default has occurred and is continuing on the date of such Extension Notice or occurs thereafter before the date the applicable Extension Term is to commence, then the applicable extension option, at Landlord's election, shall be of no force or effect, the applicable Extension Term shall not commence and this Lease shall expire at the end of the then current Term hereof (or at such earlier time as Landlord may elect pursuant to the default provisions of this Lease). Except as expressly set forth in this
Section 2.6, Tenant shall have no right to extend the Term of this Lease after the end of the then current Term.

          (b)  Rent.
               ----

               (i) Amount; Escalation. The Basic Rent during an Extension Term shall be equal to ninety-five percent (95%) of the "fair market monthly rental value" of the Property (on a per square foot per month basis), as of the commencement date of such Extension Term in accordance with Section 2.6(b)(ii) below. On the first day of each Lease year during an Extension Term, the Basic Monthly Rent as determined under this Section 2.6(b) shall be increased by three and one-half percent (3.5%) over that payable during the prior twelve (12) month period.

               (ii) Fair Market Rental Value. With respect to the determination of the projected "fair market rental value" of the Property, the parties shall have forty-five (45) days following Landlord's receipt of the applicable Extension Notice in which to agree on the fair market monthly rental value of such Buildings as of the commencement date of the applicable Extension Term for the uses permitted hereunder. If the parties agree on such fair market monthly rental value of such Buildings, they shall execute an amendment to this Lease stating the amount of the applicable Basic Monthly Rental of such Buildings. If the parties are unable to agree on such fair market monthly rental value within such forty-five (45) day period, then within fifteen (15) days after the expiration of such period each party, at its cost and by giving notice to the other party, shall appoint a real estate appraiser who is a member in good standing of the Appraisal Institute holding an "M.A.I." designation with at least five years experience appraising similar commercial properties in northern San Diego County to appraise and set the fair market monthly rental value of such Buildings at the commencement date of the applicable Extended Term. If either party fails to appoint an appraiser within the allotted time, the single appraiser appointed by the other party shall be the sole appraiser. If an appraiser is appointed by each party and the two appraisers so appointed are unable to agree upon such fair market monthly rental value within thirty (30) days after the appointment of the second appraiser, they shall appoint a third qualified appraiser within ten (10) days after expiration of such thirty (30) day period; if they are unable to agree upon a third appraiser, either party may, upon not less than five days notice to the other party, apply to the Presiding Judge of the San Diego County Superior Court for the appointment of a third qualified appraiser. Each party shall bear its own legal fees in connection with appointment of the third appraiser and shall bear one-half of any other costs of appointment of the third appraiser and of such third appraiser's fee. The third appraiser, however selected, shall be a person who has not previously acted for either party in any capacity. Within thirty (30) days after the appointment of the third appraiser, the three appraisers shall set the fair market monthly rental value of such Buildings as of the commencement date of the applicable Extension Term and shall so notify the parties. If the three appraisers are unable to agree within the allotted time, the two appraised fair market monthly rental values which are closest together shall be added together and divided by two and the resulting quotient shall be the initial fair market monthly rental value of such Buildings for purposes of Section 2.6(b), which determination shall be binding on the parties and shall be enforceable in any further proceedings relating to this Lease. For purposes of this Section 2.6(b), the fair market monthly rental value of such Buildings shall be determined with reference to the then prevailing market monthly rental rates for properties in northern San Diego County, for a renewing tenant, with building shell and office, research and development improvements and site improvements comparable in size, age, location, design and character to those then existing in the Buildings which Tenant has elected to extend the Term thereon, taking into account the fact that Tenant is taking the Buildings in "as is" condition (but that Tenant has the maintenance and repair obligations set forth herein and was to have maintained and repaired the Buildings as required by this Lease), that this Lease is a triple net lease and such other matters as the appraisers deem appropriate. The appraisers shall have no right to award a Tenant improvement allowance or other monetary concessions, but shall take into account any such concessions granted in connection with similar leases used for comparison in the determination of Rent. During an period after commence of an Extension Term when basic monthly Rent has not been settled, tenant shall pay as Basic Monthly Rent Landlord's estimate thereof; upon settlement of Basic Monthly Rent any overpayment or underpayment shall be settled in cash within fifteen (15) days.

                                    3. RENTAL
                                       ------

     3.1  Basic Rent. Tenant agrees to pay Landlord the Basic Rent, on a
          ----------
triple net basis. The Basic Rent shall be paid monthly in advance on the first day of each and every calendar month during the Term of the Lease; in the event the Rent Commencement Date or the expiration date of the Lease is not the first day of a calendar month, then Tenant shall make a pro rata payment for the portion of the month that occurs during the Term.

     3.2  Additional Rent. In addition to Basic Rent, Tenant agrees to pay to
          ---------------
Landlord as Additional Rent the Operating Expenses (as provided in Section 6 hereof) commencing on the Commencement Date.

     3.3  Rent. Basic Rent and Additional Rent together with such other sums as
          ----
may be due and payable by Tenant to Landlord hereunder shall be denominated "Rent." Rent shall be paid to Landlord, without abatement, deduction, or offset of any kind (except as expressly set forth in this Lease), in lawful money of the United States of America, at such place as Landlord may from time to time designate in writing. In the event the Initial Term of this Lease commences or ends on a day other than the first day of a calendar month, then the Rent for such fraction of a month shall be prorated for such period and shall be paid at the then current rate for such fractional month. If an increase in Basic Rent becomes effective on a day other than the first day of a calendar month, the Basic Rent for that month shall be the sum of the two applicable rates, each prorated for the portion of the month during which such rate is in effect.

     3.4  Late Payment: Interest; Late Charge. If Tenant fails to pay within
          -----------------------------------
thirty (30) days of the date Rent or other amounts due Landlord hereunder are due, such unpaid amounts shall bear interest for the benefit of Landlord at a rate equal to the lesser of the Prime Rate plus two (2) percentage points per annum or the maximum rate permitted by law, from the date due to the date of payment. In addition to such interest, Tenant shall pay to Landlord a late charge in an amount equal to five percent (5%) of any installment of Rent [not to exceed Five Thousand Dollars ($5,000.00)] if not paid in full on or before the fifth (5th) day after such Rent or other amount is due. Tenant acknowledges that late payment by Tenant to Landlord of rental or other amounts due hereunder will cause Landlord to incur costs not contemplated by this Lease, including, without limitation, processing and accounting charges and late charges which may be imposed on Landlord by the terms of any loan relating to the Property. Tenant further acknowledges that it is extremely difficult and impractical to fix the exact amount of such costs and that the late charge set forth in this Section
3.4 represents a fair and reasonable estimate thereof. Acceptance of any late charge by Landlord shall not constitute a waiver of Tenant's default with respect to overdue rental or other amounts, nor shall such acceptance prevent landlord from exercising any other rights and remedies available to it. Acceptance of rent or other payments by Landlord shall not constitute a waiver of late charges or interest accrued with respect to such rent or other payments or any prior installments thereof, nor of any other defaults by Tenant, whether monetary or non-monetary in nature, remaining uncured at the time of such acceptance of rent or other payments.

     3.5  Security Deposit. Simultaneously with the execution of this Lease,
          ----------------
Tenant shall deposit with Landlord the Security Deposit as security for the full and faithful performance of every provision of this Lease to be performed by Tenant. Upon a breach of any provision of this

Lease by Tenant or Tenant's failure to perform any of its obligations hereunder, whether such failure constitutes or is declared to be a breach or default, the Security Deposit may, at Landlord's sole option, be applied to the curing of any breach or default or the fulfillment of any such obligation (including, but not limited to, the payment of any Rent not paid when due, the repair of damage to the premises of the payment of any other amount which Landlord may spend or become obligated to spend by reason of such breach, default or failure of performance of an obligation). If any portion of the Security Deposit is so applied, Tenant shall, within ten (10) days after written demand therefor, deposit with Landlord an amount sufficient to restore Security Deposit to the full amount then required. The unused portion Security Deposit, if any, shall be returned to Tenant within thirty (30) days after the expiration of this Lease or any termination of this Lease not resulting from a default or breach by Tenant, so long as Tenant has vacated the Property in the manner required by this Lease and has paid all sums required to be paid under this Lease; provided, however, that Landlord may retain the Security Deposit until such time as any amounts of Additional Rent due from Tenant have been determined and paid in full. Landlord shall retain the Security Deposit in an interest bearing account which such interest shall be payable to Tenant.

                     4. BUILDING SHELL; TENANT IMPROVEMENTS
                        -----------------------------------

     4.1  Building Shell. Landlord represents and warrants, for a period of one
          --------------
year from the Commencement date, that the Building Shell has been constructed in a good and workmanlike manner and, as of the Commencement Date, the Building Shell complies with all covenants, conditions and restrictions of records and any applicable law, rules, orders, ordinances, regulations and the like (including, but not limited to, building codes and fire codes). In the event of a non-compliance with the foregoing warranty, of which Landlord receives written notice from Tenant within one year after the Commencement Date, Landlord shall, except as otherwise provided in this Lease, promptly after receipt of written notice from Tenant setting forth the nature and extent of such non-compliance, rectify same at Landlord's cost and expense. If repairs are necessary to any component of the Building Shell not covered by the Landlord's warranty contained in this Section 4.1 but for which Landlord has obtained a contractor's or manufacturer's warranty, then Landlord shall, upon request by Tenant, use its good faith efforts to pursue its rights under any such warranties for the benefit of Tenant. Tenant's acceptance of the Premises shall be subject to the foregoing.

     4.2  Tenant Improvements. Landlord and Tenant shall diligently work
          -------------------
together to specify the Tenant Improvements, as contemplated in the Work Letter. Promptly after such definition and in accordance with the terms and conditions of the Work Letter, Landlord shall cause the Tenant Improvements to be constructed in a good and workmanlike manner, and in compliance with all laws, rules, orders, ordinances, regulations and the like (including, but not limited to, building codes and fire codes) and in accordance with the Approved Plans (as defined in the Work Letter) therefor.

                                    5. TAXES
                                       -----

     5.1  Personal Property. Tenant shall be responsible for and shall pay prior
          -----------------
to delinquency all taxes and assessments levied against or by reason of (a) any and all alterations, additions and items installed or placed on the Property and taxed as personal property rather than as real property, and/or (b) all personal property, trade fixtures and other property placed by Tenant on or about the Property. Upon request by Landlord, Tenant shall furnish Landlord with satisfactory evidence of Tenant's payment thereof. If at any time during the Term of this Lease any of said alterations, additions or personal property, whether or not belonging to Tenant, shall be taxed or assessed as part of the Property, then such tax or assessment shall be paid by Tenant to Landlord immediately upon presentation by Landlord of copies of the tax bills in which such taxes and assessments are included (provided Tenant shall not be required to make any such payment more than thirty (30) days before such taxes and assessments are delinquent) and shall, for the purposes of this Lease, be deemed to be personal property taxes or assessments under this
Section 5.1.

     5.2  Real Property. To the extent any real property taxes and assessments
          -------------
on the Property, or any portion or element thereof, are assessed directly to Tenant, Tenant shall immediately notify Landlord in writing (providing a copy of such notice, assessment, bill or the like), shall be responsible for and shall pay prior to delinquency all such taxes and assessments levied against the Property; Tenant shall furnish Landlord with satisfactory evidence of Tenant's payment thereof. To the extent the Property and/or Improvements are taxed or assessed to Landlord, such real property taxes and assessments shall constitute Operating Expenses (as that term is defined in Section 6.2 of this Lease) and shall be paid in accordance with the provisions of Section 6 of this Lease.

                              6. OPERATING EXPENSES
                                 ------------------

     6.1  Liability For Operating Expenses. Tenant shall pay to, or reimburse,
          --------------------------------
Landlord the Operating Expenses as provided herein.

     6.2  Definition Of Operating Expenses. Subject to the exclusions
          --------------------------------
and provisions hereinafter contained, the term "Operating Expenses" shall mean the total costs and expenses incurred by, paid by or allocable to Landlord for operation, ownership, maintenance, repair, replacement or the like of, on or about the Property (regardless of who actually performs any such maintenance, repair, replacement or the like) including, but not limited to, costs and expenses of the following: (i) liability, casualty, rent loss or other insurance (including, but not limited to, earthquake insurance and environmental insurance if Landlord in its discretion elects to carry such insurance, which it is Landlord's present intention to do) carried by Landlord with respect to the Property, the Improvements or any portion thereof; (ii) real and personal property taxes and assessments or substitutes therefor levied or assessed against the Property or any part thereof, including but not limited to any possessory interest, use, business, license or other taxes or fees, any taxes imposed directly on rents or services, any assessments or charges for police or fire protection, housing, transit, open space, street or sidewalk construction or maintenance or other similar services from time to time by any governmental or quasi-governmental entity, and any other new taxes on landlords in addition to taxes now in effect; (iii) supplies, equipment, utilities and tools used in operation, repair and maintenance of the Property; (iv) capital improvements to the Property or the Improvements which are (A) due to Requirements not in effect as of the Commencement Date or (B) made with the reasonable and good faith expectation that such improvement will result in a decrease of Operating Expenses greater than the cost of such improvement, provided any such improvement is amortized over their respective useful lives; (v) capital repairs to the Property or the Improvements amortized over the respectful useful lives; (vi) management fee of two percent (2%) of Basic Rent; (vii) charges incurred by Landlord in maintaining and replacing the landscaping of, the Property; (viii) fees, assessments and costs of any voluntary or mandatory association with authority over the Property (including, but not limited to, TOPSCA) or to which it is subject; (viii) cost of seeking reduction in Taxes; and (ix) any other costs (including, but not limited to, any parking or utilities fees or surcharges) allocable to or paid by Landlord, as owner of the Property or Improvements, pursuant to any applicable laws, ordinances, regulations or orders of any governmental or quasi-governmental authority or pursuant to the terms of any CC&R's, now or hereafter affecting either the Property or over which Tenant has exclusive usage rights as contemplated in
Section 1.1(b) hereof, including without limitation any fees or assessments imposed by TOPSCA. The distinction between items of ordinary operating maintenance and repair and items of a capital nature shall be made in accordance with generally accepted accounting principles applied on a consistent basis.

     Notwithstanding the foregoing, Operating Expenses shall not include any of the following:

          (a) legal fees, brokerage commissions, advertising costs or related expenses in connection with the leasing of the Project;

          (b) capital repairs, alterations, additions, improvements or replacements made to rectify or correct any defect in the design, materials or workmanship of any portion of the Property which is within the obligation of any warranty of Landlord;

          (c) costs incurred in connection with damage or repairs which are covered under any insurance policy carried by Landlord in connection with the Property or any portion thereof to the extent that insurance proceeds are available;

          (d) expenses for repair of replacement paid by condemnation awards;

          (e) costs associated with damage or repairs to the Property necessitated by the negligence or willful misconduct of Landlord or Landlord's employees, agents, contractors or invitees;

          (f) reserves for Landlord's repair, replacement or improvement of the Project or any portion thereof;

          (g) executive salaries or salaries of service personnel to the extent that such salaries are payable in connection with services other than in connection with the management, operation, repair or maintenance of the Property;

          (h) the cost of offsite service personnel to the extent that such personnel are not engaged in the management, operation, repair or maintenance of the Property;

          (i) charitable or political contributions or fees paid to trade associates;

          (j) Landlord's general overhead expenses not related to the Property;

          (k) all principal, interest, loan fees, and other carrying costs related to any mortgage or deed of trust encumbering the Property and all rental and other payable due under any ground or underlying lease, unless such costs are directly attributable to Tenant's, its agents' or employees' activities in, on or about the Property, or as a result of a Tenant's breach or default under this Lease; and

          (l) the costs of repairs and/or replacements of the roof, foundation, and structural supports of the Premises (to the extent such items do not constitute capital improvements) unless such costs are amortized over the useful life of the item.

     Any maintenance, repairs, replacements or the like of any kind or nature whatsoever resulting from the actions or failures to act of Tenant Group shall be immediately paid for in full by Tenant and shall be excluded from "Operating Expenses."

     6.3  Determination and Payment Of Operating Expenses. Tenant shall pay to
          -----------------------------------------------
Landlord on the first day of each calendar month of the Term of this Lease, as Additional Rent, Landlord's estimate of the Operating Expenses with respect to the Property. Landlord shall advise Tenant, from time to time, of Landlord's estimate of Operating Expenses.

          (a) Within one hundred twenty (120) days after the conclusion of each calendar year, Landlord shall furnish to Tenant a statement (the "Annual Operating Expense Statement") showing in reasonable detail the actual Operating Expenses for the previous calendar year. Any additional sum due from Tenant to Landlord shall be due and payable within thirty (30) days of Tenant's receipt of such statement. If the amounts paid by Tenant pursuant to this Section 6.3 exceed the Operating Expenses for the calendar year, the difference shall be credited by Landlord against Rent next due and owing from Tenant; provided that, if the Term has expired, Landlord shall accompany said statement with payment for the amount of such difference. This paragraph shall survive the expiration or earlier termination of this Lease.

          (b) Any amount due under this Section 6.3 for any period which is less than a full month shall be prorated for such fractional month.

          (c) Tenant or Tenant's agents, employees or consultants shall be entitled within ninety (90) days after receipt of the Annual Operating Expense Statement, upon reasonable written notice to Landlord and during normal business hours at Landlord's office or such other places as Landlord shall designate, to inspect and examine those books and records of Landlord relating to the determination and payment of Operating Expenses relating to this Lease, the Property and/or any other properties described in Section 6.1(b). If, after inspection and examination of such books and records, Tenant disputes the amount of any such Operating Expenses charged by Landlord and the parties are not able to resolve such dispute by good faith negotiations within (30) days after Tenant notifies Landlord in writing of the disputed items, then Tenant may, by written notice to Landlord, request an independent audit of such books and records. The independent audit of the books and records shall be conducted by a Qualified CPA. The audit shall be limited to the determination of the amount of Operating Expenses specified by Tenant in its notice of objection. If the audit discloses that the amount of Operating Expenses billed to Tenant was different than the amount actually incurred, then the discrepancy shall be promptly resolved by the parties through good faith negotiations; the appropriate party shall promptly pay to the other party the deficiency or overpayment, as applicable. All costs and expenses of the audit shall be paid by Tenant unless it is finally agreed or determined that Landlord overstated Operating Expenses covered by the audit by more than five percent (5%), in which case Landlord shall pay all costs and expenses of the audit.

     6.4  Proration. If the Commencement Date falls on a day other than the
          ---------
first day of an insurance coverage period, tax fiscal year or other period to which an Operating Expense is allocable or attributable, or if this Lease terminates on a day other than the last day of an insurance coverage period, tax fiscal year or other period to which an Operating Expense is allocable or attributable, then the amount of Operating Expenses payable by Tenant with respect to such first or last partial insurance coverage period, tax fiscal year or other period shall be prorated on the basis which the number of days during such insurance coverage period, tax fiscal year or other period in which this Lease is in effect bears to the total number of days in such insurance coverage period, tax fiscal year or other period. The obligation of Tenant to pay Operating Expenses that occur during the Term shall survive the termination of this Lease by lapse of time or otherwise.

                                  7. UTILITIES
                                     ---------

     7.1  Payment. Tenant shall pay directly to the proper billing utility,
          -------
before delinquency, all charges for water, gas, heat, light, electricity, power, sewer, telephone, alarm system, janitorial and other services or utilities supplied to or consumed in or upon the Property, including any taxes on such services and utilities.

     7.2  Interruption. There shall be no abatement of Rent or other charges
          ------------
required to be paid hereunder, and Landlord shall not be liable in damages or otherwise, for interruption or failure of any service or utility furnished to or used in the Property for any reason whatsoever, including, but not limited to, accident, making of repairs, alterations or improvements, severe weather, difficulty or inability in obtaining services or supplies, labor difficulties or any other cause. Tenant acknowledges and agrees that it shall insure against any risks it determines are necessary to be insured against pursuant to this Section 7.2.

                              8. ALTERARTIONS; SIGNS
                                 -------------------

     8.1  Right To Make Alterations. Tenant shall make no alterations, additions
          -------------------------
or improvements to the Property without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, Tenant shall not be required to obtain such consent, but shall provide prior written notice to Landlord, for interior, non-structural alterations costing less than Fifty Thousand Dollars ($50,000.00) in the aggregate during any twelve (12) month period. All such alterations, additions and improvements shall be completed with due diligence, in a first-class workmanlike manner and in compliance with plans and specifications approved in writing by Landlord and all applicable laws, ordinances, rules and regulations, and to the extent Landlord's consent is not otherwise required hereunder for such alterations, additions or improvements, Tenant shall give prompt written notice thereof to Landlord for purposes of Section 8.2 hereof. Tenant shall cause any contractors engaged by Tenant for work on the Property to maintain public liability and property damage insurance, and other insurance reasonably required by Landlord, with such terms and in such amounts as

Landlord may reasonably require, naming Landlord Group as additional insureds, and shall furnish Landlord, with certificates of insurance or other evidence that such coverage is in effect. Each contractor, and Tenant with respect to any activity of each contractor, shall (unless caused by the negligence or willful misconduct of Landlord or Landlord's employees, agents or contractors) indemnify defend and hold Landlord Group harmless from and against any and all claims, demands, liabilities, damages, actions, losses, costs and expenses (including, but not limited to, reasonable attorney's fees), arising out of or in connection with the presence on the Property of and the actions or failures to act of such contractors or subcontractors. Notwithstanding any other provisions of this Lease, under no circumstances shall Tenant make any structural alterations or improvements, or any changes to the Building Shell, or any changes or alterations to building systems, without Landlord's prior written consent. Tenant shall maintain, and shall provide copies to Landlord of, all plans, specifications, drawings (including, particularly, "as-builts") of any and all improvements, alterations, additions, renovations, repairs, installations of fixtures or other equipment and the like; Landlord shall be permitted to observe any and all such work by Tenant on the Property.

     8.2  Title To Alterations. All alterations, additions and improvements
          --------------------
installed in, on or about the Property, shall be part of the Improvements and shall be the property of Landlord, unless Landlord notifies Tenant, at the time Landlord approves such Alterations or, if no such approval is required, within ten (10) business days of Landlord's receipt of Tenant's notice that it plans to construct Alterations, that such Alterations must be removed at the expiration or earlier termination of this Lease; provided, however, that the foregoing shall not apply to Tenant's movable furniture and trade fixtures not affixed to the Property and paid for by Tenant.

     8.3  No Liens. Tenant shall at all times keep the Property free from all
          --------
liens and claims of any contractors, subcontractors, materialmen, suppliers or any other parties employed either directly or indirectly by Tenant in construction work on the Property. Tenant may contest any claim of lien, but only if, prior to such contest, Tenant either (i) posts security in the amount of the claim, plus estimated costs and interest, or (ii) records a bond of a responsible corporate surety in such amount as may be required to release the lien from the Property. Tenant shall indemnify, defend and hold Landlord harmless against any and all liability, loss, damage, cost and other expenses, including, without limitation, reasonable attorneys' fees, arising out of claims of any lien for work performed or materials or supplies furnished at the request of Tenant or persons claiming under Tenant.

     8.4  Signs. Without limiting the generality of the provisions of Section
          -----
8.3 hereof, Tenant shall have the exclusive right, at Tenant's sole cost and expense, to display signage on the Building, and to erect and maintain a monument sign at the entrance to the Property, all subject to Landlord's prior approval as to location, size and composition (which approval shall not be unreasonably withheld, conditioned or delayed) and subject to all restrictions and requirements of applicable law and of any CC&R's or other written agreements now or hereafter applicable to the Property. Tenant shall remove all such signage prior to or at the expiration or earlier termination of the Term of this Lease. Tenant shall immediately repair any damage caused by installation and removal of signage under this Section 8.4.

                           9. MAINTENANCE AND REPAIRS

     9.1  Landlord's Obligations. Landlord shall repair and maintain or cause to
          ----------------------
be repaired and maintained the Building Shell, roof, exterior utility lines, exterior walls and other structural portions of the Building. The cost of any work required to be performed by Landlord under this Section 9.1 due to the actions or failures to act of Tenant or its agents, employees, contractors, invitees shall be born by Tenant. If Landlord fails to perform any of its repair and maintenance obligations under this Section 9.1 or otherwise as required in this Lease, and such failure materially affects Tenant's ability to use and occupy the Premises for the purposes permitted herein, Tenant shall have the right, but not the obligation, to perform such repairs and/or maintenance if such failure continues for more than forty-five (45) days after written notice from Tenant; provided, however, that if the nature of the repairs and/or maintenance to be completed by Landlord is such that more than forty-five (45) days are required to complete such repairs and/or maintenance, Landlord shall have such additional time as is reasonably necessary to complete such repairs and/or maintenance so long as Landlord takes appropriate action to commence such repairs and/or maintenance within such thirty (30) day period and thereafter diligently pursues such repairs and/or maintenance to completion. In such event, Landlord shall reimburse Tenant for the reasonable costs incurred by Tenant to complete such repairs and/or maintenance within thirty (30) days after receipt of Tenant's written demand therefore, together with copies of the paid invoices evidencing the costs incurred by Tenant. Any repairs and/or maintenance permitted herein shall be performed in a good workmanlike manner by licensed contractors; such contractors and Tenant shall provide insurance and indemnification as contemplated by Section 8.1. If Landlord objects to the repairs and/or maintenance performed or the expenses incurred by Tenant in performing such work, Landlord shall deliver a written notice of Landlord's objection to Tenant within thirty (30) days after Landlord's receipt of Tenant's invoice evidencing the expenses incurred by Tenant. Landlord's notice shall set forth in reasonable detail Landlord's reasons for its claim that such repairs and/or maintenance were not required or were not Landlord's obligation in the terms of this lease and/or the reasons for Landlord's dispute of the expenses incurred by Tenant in performing such work. Thereafter, the parties shall negotiate in good faith to resolve the dispute.

     9.2  Tenant's Obligation For Maintenance.
          -----------------------------------

          (a)  Good Order, Condition And Repair. Except as provided in Section
               --------------------------------
9.1 hereof, Tenant at its sole cost and expense shall keep and maintain in good and sanitary order, condition and repair the Property and every part thereof, wherever located, including, but not limited to, the Tenant Improvements, parking areas, signs, interior, ceiling, electrical system, plumbing system, life safety and telephone and communications systems of the Building, the HVAC equipment and related mechanical systems serving the Building (for which equipment and systems Tenant shall enter into a service contract with a person or entity approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed), all doors, door checks, windows, plate glass, door fronts, exposed plumbing and sewage and other utility facilities, fixtures, lighting, wall surfaces, floor surfaces and ceiling surfaces of the Building, restrooms, lobbies, all landscaping and all other interior repairs, foreseen and unforeseen, with respect to the Building, as reasonably required.

          (b)  Landlord's Remedy. If Tenant, after notice from Landlord, fails
               -----------------
to make or perform promptly any repairs, replacements or maintenance which are the obligation of Tenant hereunder, Landlord shall have the right, but shall not be required, to enter the Property and make the repairs or perform the maintenance necessary to restore the Property to good and sanitary order, condition and repair. Immediately on demand from Landlord, the cost of such repairs shall be due and payable by Tenant to Landlord; such cost is a portion of Rent.

          (c)  Condition Upon Surrender. At the expiration or sooner termination
               ------------------------
of this Lease, Tenant shall surrender the Property, including any additions, alterations and improvements thereto (but not FF&E/Trade Fixtures), and all items attached thereto (including, but not limited to, sinks, lab benches, firms hoods and cold rooms), in good, working and sanitary order, condition and repair, ordinary wear and tear, casualty under Section 14 of this Lease and condemnation excepted, first, however, removing all goods and effects of Tenant and all fixtures and items required to be removed pursuant to this Lease (including, but not limited to, any such removal required as a result of an election by Landlord to require such removal as contemplated in Section 8.2), and repairing any damage caused by such removal. Tenant expressly waives any and all interest in any personal property and trade fixtures not removed from the Property by Tenant at the expiration or termination of this Lease (this waiver shall not be effective during any holdover period by Tenant), agrees that any such personal property and trade fixtures may, at Landlord's election, be deemed to have been abandoned by Tenant, and authorizes Landlord (at its election and without prejudice to any other remedies under this Lease or under applicable law) to remove and either retain, store or dispose of such property at Tenant's cost and expense, and Tenant waives all claims against Landlord for any damages resulting from any such removal, storage, retention or disposal. The provisions of Section 10.6(d) shall also apply.

                               10. USE OF PROPERTY
                                   ---------------

     10.1 Permitted Use. Subject to Sections 10.3 and 10.4 hereof, Tenant shall
          -------------
use the Property only for the uses permitted in accordance with the Scientific Research Zoning Ordinance of the City of San Diego (which Landlord represents is the current zoning ordinance that applies to the Property) and the Torrey Pines Science Center Planned Industrial Development, and for no other purpose without Landlord's written consent (not to be unreasonably withheld, conditioned or delayed). In no event shall any use of the Property involve any activity not covered by forms of insurance required to be maintained under this Lease.

     10.2 INTENTIONALLY DELETED.

     10.3 No Nuisance. Tenant shall not use the Property for or carry on or
          -----------
permit upon the Property or any part thereof any offensive, noisy or dangerous trade, business, manufacture, occupation, odor or fumes, or any nuisance or anything against public policy, nor commit or allow to be committed any waste in, on or about the Property. Tenant shall not do or permit anything to be done in or about the Property, nor bring nor keep anything therein, which will in any way cause the Property to be uninsurable with respect to the insurance required by this Lease or with respect to standard fire and extended coverage insurance with vandalism, malicious mischief and riot endorsements.

     10.4 Compliance With Laws. Tenant shall not use the Property or permit the
          --------------------
Property to be used in whole or in part for any purpose or use that is in violation of any applicable laws, ordinances, regulations or rules of any governmental agency or public authority Tenant shall keep the Property equipped with all safety appliances required by law, ordinance or insurance on the Property, or any order or regulation of any public authority, because of Tenant's particular use of the Property. Tenant shall procure all licenses and permits required for use of the Property. Tenant shall use the Property in strict accordance with all Requirements because of Tenant's construction of improvements in or other particular use of the Property. Any structural alterations or additions required from time to time by applicable Requirements because of Tenant's construction of improvements in or other particular use of the Property shall be made by Landlord at Tenant's sole cost and expense, in which event Tenant shall pay to Landlord as Additional Rent, within ten (10) days after demand by Landlord, an amount equal to all reasonable and actual costs incurred by Landlord in connection with such alterations or additions. The judgment of any court, or the admission by Tenant in any proceeding against Tenant, that Tenant has violated any law, statute, ordinance or governmental rule, regulation or requirement shall be conclusive of such violation as between Landlord and Tenant.

     10.5 Liquidation Sales. Tenant shall not conduct or permit to be
          -----------------
conducted any auction, bankruptcy sale, liquidation sale, or going out of business sale, in, upon or about the Property, whether said auction or sale be voluntary, involuntary or pursuant to any assignment for the benefit of creditors, or pursuant to any bankruptcy or other insolvency proceeding.

     10.6 Environmental Matters.
          ---------------------

          (a) For purposes of this Section, "hazardous substance" shall mean the substances included within the definitions of the term "hazardous substance" under (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. ss.ss. 9601 et seq., and the regulations promulgated thereunder, as amended, (ii) the California Carpenter-Presley-Tanner Hazardous Substance Account Act, California Health & Safety Code ss.ss. 25300 et seq., and regulations promulgated thereunder, as amended, (iii) the Hazardous Materials Release Response Plans and Inventory Act, California Heath & Safety Code ss.ss. 25500 et seq., and regulations promulgated thereunder, as amended, and (iv) petroleum; "hazardous waste" shall mean (i) any waste listed as or meeting the identified characteristics of a "hazardous waste" under the Resource Conservation and Recovery Act of 1976, 42 U.S.C. ss.ss. 6901 et seq., and regulations promulgated pursuant thereto, as amended (collectively, "RCRA"),
(ii) any waste meeting the identified characteristics of "hazardous waste;" "extremely hazardous waste" or "restricted hazardous waste" under the California Hazardous Waste Control Law, California Health & Safety Code ss.ss. 25100 et seq., and regulations promulgated pursuant thereto, as amended (collectively, the "CHWCL"), and/or (iii) any waste meeting the identified characteristics of "medical waste" under California Health & Safety Code ss.ss. 25015-25027.8, and regulations promulgated thereunder, as amended; and "hazardous waste facility" shall mean a hazardous waste facility as defined under the CHWCL.

          (b) Without limiting the generality of the obligations set forth in
Section 10.4 of this Lease:

               (i) Tenant covenants not to cause or permit any hazardous substance or hazardous waste to be brought upon, kept, stored or used in or about the Property without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, except that Tenant, in connection with its permitted use of the Property as provided in Section 10.1, may keep, store and use materials that constitute hazardous substances which are customary for such permitted use, provided such hazardous substances are kept, stored and used in quantities which are customary for such permitted use and are kept, stored and used in full compliance with clauses (ii) and (iii) immediately below.

               (ii) Tenant covenants that it will comply with all applicable laws, rules, regulations, orders, permits, licenses and operating plans of any governmental authority with respect to the receipt, use, handling, generation, transportation, storage, treatment and/or disposal of hazardous substances or wastes by Tenant or its agents or employees, and Tenant will provide Landlord with copies of all permits, licenses, registrations and other similar documents that authorize Tenant to conduct any such activities in connection with its authorized use of the Property from time to time.

               (iii) Tenant agrees that it shall not (A) operate on or about the Property any facility required to be permitted or licensed as a hazardous waste facility or for which interim status as such is required, nor (B) store any hazardous wastes on or about the Property, nor (C) conduct any other activities on or about the Property that could result in the Property being deemed to be a "hazardous waste facility" (including, but not limited to, any storage or treatment of hazardous substances or hazardous wastes which could have such a result).

               (iv) Tenant agrees to comply with all applicable laws, rules, regulations, orders and permits relating to underground storage tanks installed by Tenant or its agents or employees (including any installation, monitoring, maintenance, closure and/or removal of such tanks) as such tanks are defined in California Health & Safety Code ss. 25281(x), including, without limitation, complying with California Health & Safety Code ss.ss. 25280-25299.7 and the regulations promulgated thereunder, as amended. Tenant shall furnish to Landlord copies of all registrations and permits issued to or held by Tenant from time to time for any and all underground storage tanks.

               (v) Tenant shall provide Landlord in writing the following information and/or documentation at the commencement of this Lease and within sixty (60) days of any change in or addition to the required information and/or documentation but in no event more than quarterly:

                    (A) A list of all hazardous substances and/or wastes that Tenant receives, uses, handles, generates, transports, stores, treats or disposes of from time to time in connection with its operations on the Property.

                    (B) All MSDS's, if any, required to be completed with respect to operations of Tenant at the Property from time to time in accordance with Title 26, California Code of Regulationsss. 8-5194 or 42 U.S.C.ss. 11021, or any amendments thereto, and any Hazardous Materials Inventory Sheets that detail the MSDS's.

                    (C) All hazardous waste manifests (as defined in Title 26, California Code of Regulations ss. 22-66481), if any, that Tenant is required to complete from time to time in connection with its operations at the Property.

                    (D) A copy of any Hazardous Materials Management Plan required from time to time with respect to Tenant's operations at the Property, pursuant to California Health & Safety Codess.ss.25500 et seq., and any
                                                       -- ---
regulations promulgated thereunder, as amended.

                    (E) Copies of any Contingency Plans and Emergency Procedures required of Tenant from time to time due to its operations in accordance with Title 26, California Code of Regulationsss.ss.22-67140 et seq., and any amendments -- ---- thereto, and copies of any Training Programs and Records required under Title 26, California Code of Regulations,ss. 22-67105, and any amendments thereto.

                    (F) Copies of any biennial reports required to be furnished to the California Department of Health Services from time to time relating to hazardous substances or wastes, pursuant to Title 26, California Code of Regulations, ss. 22-66493, and any amendments thereto.

                    (G) Copies of all industrial wastewater discharge permits issued to or held by Tenant from time to time in connection with its operations on the Property.

                    (H) Copies of any other lists or inventories of hazardous substances and/or wastes on or about the Property that Tenant is otherwise required to prepare and file from time to time with any governmental or regulatory authority.

               (vi) Tenant shall secure Landlord's prior written approval for any proposed receipt, storage, possession, use, transfer or disposal of "radioactive materials" or "radiation," as such materials are defined in Title 26, California Code of Regulations ss. 17-30100, and/or any other materials possessing the characteristics of the materials so defined, which approval Landlord may withhold in its sole and absolute discretion; provided, that such approval shall not be required for any radioactive materials for which Tenant has secured prior written approval of the Nuclear Regulatory Commission and delivered to Landlord a copy of such approval. Tenant, in connection with any such authorized receipt, storage, possession, use, transfer or disposal of radioactive materials or radiation, shall:

                    (A) Comply with all federal, state and local laws, rules, regulations, orders, licenses and permits;

                    (B) Maintain, to such extent and for such periods as may be required by applicable law, and permit Landlord or its representatives to inspect during normal business hours at any time and from time to time upon reasonable notice to Tenant, a list of all radioactive materials or radiation received, stored, possessed, used, transferred or disposed of from time to time, to the extent not already disclosed through delivery of a copy of a Nuclear Regulatory Commission approval with respect thereto as contemplated above; and

                    (C) Maintain, to such extent and for such periods as may be required by applicable law, and permit Landlord or its representatives to inspect during normal business hours at any time and from time to time upon reasonable notice to Tenant, all licenses, registration materials, inspection reports, governmental orders and permits in connection with the receipt, storage, possession, use, transfer or disposal of radioactive materials or radiation from time to time.

               (vii) Tenant agrees to comply with any and all applicable laws, rules, regulations and orders of any governmental authority with respect to the release into the environment of any hazardous wastes or substances or radiation or radioactive materials by Tenant or its agents or employees. Tenant agrees to give Landlord immediate verbal notice of any unauthorized release of any such hazardous wastes or substances or radiation or radioactive materials into the environment, and to follow such verbal notice with written notice to Landlord of such release within twenty-four (24) hours of the time at which Tenant became aware of such release.

               (viii) Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, losses (including, but not limited to, loss of rental income and loss due to business interruption), damages, liabilities, costs, legal fees and expenses of any sort arising out of or relating to (A) any failure by Tenant to comply with any provisions of this paragraph (b), or (B) any receipt, use handling, generation, transportation, storage, treatment, release and/or disposal of any hazardous substance or waste or any radioactive material or radiation on or about the Property in connection with Tenant's use or occupancy of the Property or as a result of any intentional or negligent acts or omissions of Tenant or of any agent or employee of Tenant whether discovered prior to or after the expiration or earlier termination of this Lease.

               (ix) Tenant agrees to cooperate with Landlord in furnishing Landlord with complete information regarding Tenant's receipt, handling, use, storage, transportation, generation, treatment and/or disposal of any hazardous substances or wastes or radiation or radioactive materials. Upon request, Tenant agrees to grant Landlord reasonable access at reasonable times to the Property to inspect, at no cost to Tenant unless Landlord has probable cause to believe Tenant has violated, or finds a violation of, the terms of this Section 10.6, Tenant's receipt, handling, use, storage, transportation, generation, treatment and/or disposal of hazardous substances or wastes or radiation or radioactive materials, without being deemed guilty of any disturbance of Tenant's use or possession and without being liable to Tenant in any manner.

               (x) Notwithstanding Landlord's rights of inspection and review under this paragraph (b), Landlord shall have no obligation or duty to so inspect or review, and no third party shall be entitled to rely on Landlord to conduct any sort of inspection or review by reason of the provisions of this paragraph (b).

               (xi) Within thirty (30) days after termination or expiration of this Lease, Tenant at its sole cost and expense shall obtain and deliver to Landlord an environmental study, of the scope and performed by an expert reasonably satisfactory to Landlord, evaluating the presence or absence of hazardous substances and wastes, radiation and radioactive materials on and about the Property. Such study shall be based on a reasonable and prudent level of tests and investigations of the Property which tests shall be conducted no earlier than the date of termination or expiration of this Lease. Liability for any remedial actions required or recommended on the basis of such study shall be immediately effected by Tenant. In addition to the foregoing, Tenant shall obtain all certificates, clearances and approvals required by any governmental agency verifying compliance by Tenant with any laws, rules or regulations governing Tenant's use and vacancy of the Property.

          (c) In the event of any third-party claims, losses, damages, liabilities, costs, legal fees and expenses of any sort (including, but not limited to, costs incurred with respect to any government-mandated remediation), against either Landlord or Tenant or both, arising out of or relating to (i) the presence on the Property of any hazardous substances or wastes or radiation or radioactive materials not present on the Property as of the Commencement Date (except to the extent the presence thereof is already covered by an express indemnification obligation under Section 10.6(b)(viii)), and/or (ii) any unauthorized release into the environment (including, but not limited to, the Site) of any hazardous substances or wastes or radiation or radioactive materials (except to the extent such release is already covered by an express indemnification obligation under Section 10.6(b)(viii)), then (x) Landlord and Tenant shall cooperate reasonably and in good faith in the defense of such third-party claims, liabilities and related matters and (y) Tenant shall bear one hundred percent (100%) of the total claims, losses, damages, liabilities, costs, reasonable legal fees and expenses incurred by Landlord and/or Tenant in connection with matters covered by this Section 10.6(c). For purposes of the sharing of expenses contemplated in clause (y) of the preceding sentence, the party directly paying or incurring such costs or expenses shall be entitled to invoice the other party from time to time (on a monthly basis or at other appropriate intervals) for such other party's respective share thereof, which invoice shall be accompanied by copies of third-party invoices or other reasonable documentation supporting the invoiced amounts, and the party receiving such invoice shall pay its share as reflected in the applicable invoice within fifteen (15) days after receipt thereof, unless the parties agree otherwise. Within three (3) months after receipt of any such invoice, the party receiving the invoice shall be entitled, upon reasonable written notice and during normal business hours, to inspect and examine the books and records of the party submitting the invoice with respect to the invoiced amounts. Any dispute with respect thereto that the parties are unable to resolve by good faith negotiations shall be resolved by an independent audit using the same procedure set forth in Section 6.3(c).

          (d) At the expiration or earlier termination of this Lease, Tenant shall surrender possession of the Property in the same environmental condition as when delivered to Tenant and in suitable environmental condition to be re-let to another tenant; including, without limitation, receiving any clearances and/or certifications verifying compliance with all federal, state and local laws, rules, regulations and orders regarding environmental condition and cleanup. In addition to the foregoing and not by way of limitation, Tenant shall have performed the following: (i) an exit site assessment, by an environmental consultant selected by Landlord; and (ii) an assessment to verify the Property is free of residual radioactive contamination, by a nuclear specialist selected by Landlord. In the event Tenant does not comply with the provisions of this
Section 10.6(d) Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, losses, damages, liabilities, costs, reasonable legal fees and expenses of any sort arising out of or relating to Tenant's failure to effect the clean up, and assessments, and to obtain the clearances and certifications required by this Section. If Tenant shall vacate the Property without having effected such clean up and obtained such clearances and certifications, then Landlord may obtain same at Tenant's cost. Further, if such clean up is not completed and such certifications are not received within fifteen (15) days after the expiration or earlier termination of the Lease, then Tenant shall pay Rent to Landlord, on a per diem basis (with payment due on the earlier to occur of the first day of each calendar month or the date that such clean up is completed and such certifications received); provided, however, that if such clean up is not completed and such certifications are not received within thirty (30) days after the expiration or earlier termination of this Lease, then, at Landlord's election, Tenant shall be deemed to be holding over and shall be subject to the provisions of Section 2.5 but Landlord shall have complete and sole right to access and any such rights of Tenant shall be null and void.

     10.7 Landlord Representation.
          -----------------------

     Landlord has no knowledge that (a) any asbestos containing materials have been as of the date of this Lease, or will be prior to the Commencement Date, incorporated into the construction of the Building Shell by Landlord; (b) any electrical equipment containing PCB's has been as of the date of this Lease, or will be prior to the Commencement Date, incorporated into the construction of the Building Shell by Landlord; (c) any hazardous substances are in, on or about the site as of the Commencement Date (except for hazardous substances disclosed in the Phase I Report delivered to Tenant, known to Tenant or brought onto the site by Tenant or Tenant's agents, employees or contractors); and (d) there is, as of the date of this Lease, and will be as of the Commencement Date, any condition in the Building caused by any materials incorporated into the construction of the Building by Landlord which will cause exposure of Tenant, or Tenant's employees or invitees to any hazardous substance. As used in this Section, the phrase "Landlord has no knowledge of" means that in the course of Landlord's acquisition of the Property and the construction of the Building, nothing came to the attention of Landlord which gave Landlord actual knowledge of a fact. If Tenant provides Landlord with testing data which demonstrates that Landlord has violated the terms of the representations in this Section or that materials incorporated into the construction of the Building, whether before or after the Commencement Date, have caused a condition in the Building or on the Site which has caused Tenant, its employees or invitees to be exposed to any materials in violation of any of the standards cited in this Section, Landlord shall, at Landlord's expense, perform all repairs and modifications reasonably necessary to abate any such violation of the cited standards, provided that Landlord may select a qualified and reputable independent testing consultant to confirm or refute the data provided by Tenant purporting to show such violation of the cited standards, and Landlord shall have no obligation to make such repairs or modifications unless the data provided by such independent testing consultant selected by Landlord confirms the data provided by Tenant. Landlord and Tenant agree that Landlord assumes no liability under the representations contained in this Section to Tenant, Tenant's employees or any other person, beyond Landlord's obligation to perform repairs or modifications, as and to the extent provided in this Section 10.7. In addition to the foregoing, Landlord shall deliver to Tenant, at no cost to Tenant, prior to the Commencement Date, a copy of a Phase I environmental site assessment on the Site; which Phase I shall reflect no violation of any of the standards cited in this Section.

                          11. INSURANCE AND INDEMNITY
                              -----------------------

     11.1 Liability and Property Insurance.
          --------------------------------

          (a) Landlord shall procure and maintain in full force and effect at all times during the Term of this Lease, at Landlord's cost and expense (but reimbursable as an Operating Expense under Section 6.2 hereof), with such deductibles as Landlord elects, commercial general liability insurance to protect against liability arising out of or related to the use of or resulting from any accident occurring in, upon or about the Property, with combined single limit of liability of not less than Five Million Dollars ($5,000,000) per occurrence for bodily injury and property damage.

          (b) Landlord shall procure and maintain in full force and effect at all times during the Term of this Lease, at Landlord's cost and expense (but reimbursable as an Operating Expense under Section 6.2 hereof), fire and extended coverage insurance for the Building shell on a full replacement cost basis. Landlord's insurance may include earthquake, environmental, rent loss, excess umbrella liability, brush fire and land slide coverage to the extent Landlord in its discretion elects to carry such coverage, and shall have such deductibles and other terms as Landlord in its discretion determines to be appropriate; in the event any earthquake damage occurs resulting in Tenant liability for a deductible in excess of Twenty-Five Thousand Dollars ($25,000), Tenant's payment of such deductible shall be amortized over the useful life of the repair or replacement and shall be payable in monthly installments for the portion of the useful life which falls within the Term. Except as expressly set forth in this Section 11.1(b), Landlord may, but shall have no obligation to, insure the Tenant Improvements and shall, in all events, have no obligation to insure any other alterations, additions or improvements installed by Tenant on or about the Property. Landlord shall not obtain earthquake or flood insurance for the Property. In addition to the foregoing, and not by way of limitation, Landlord shall have the right in its sole reasonable discretion to procure and maintain any additional insurance coverage Landlord deems appropriate and is commercially reasonable in Southern California at any time during the Term of the Lease, at Landlord's cost and expense (but reimbursable as an Operating Expense under Section 6.2 hereof).

          (c) Tenant, at Tenant's sole cost and expense, shall obtain and keep in force during the Term:

               (i) commercial general liability insurance, including contractual liability and products/completed operations liability, covering the legal liability of Tenant against claims for bodily injury, death or property damage, occurring on, in or about the Property and the adjoining land, in the minimum combined single limit amount of $5,000,000 with respect to any one occurrence.

               (ii) worker's compensation insurance and employer's liability insurance (with a minimum limit of $500,000) covering all liability imposed under the provisions of any worker's compensation law, employer's liability act or similar laws of the State of California that may at any time or from time to time be enacted;

               (iii) insurance covering Tenant Improvements, all contents, and Tenant's trade fixtures, machinery, equipment, furniture, furnishings and the like, about, on and in the Property for their full replacement cost under Special Form standard fire and extended coverage insurance, including, without limitation, vandalism and malicious mischief and sprinkler leakage endorsements, and shall provide for a commercially reasonable deductible; and;

               (iv) special form, business interruption or extra expense insurance.

               (v) catastrophe excess Umbrella liability insurance in the amount of $10,000,000 with respect to the risks referred to in Section 11.1(c)(i).

Tenant's insurance shall be written under policies issued by insurers reasonably acceptable to Landlord, shall name Landlord Group as additional insureds. Tenant's insurance shall be primary and shall be exhausted before Landlord's insurance is invoked. All proceeds from insurance claims shall name Landlord as Loss Payee.

          (d) All policies of property insurance carried under paragraphs (b) and (c) of this Section 11.1 shall provide protection against "all perils of direct physical damage" on all insured property. Tenant shall cause Landlord to be named as an additional insured on each such policy. Replacement cost for purposes hereof shall be determined according to insurance industry standards. Such insurance policies: (i) shall be written by companies rated B+ or better, with a financial rating of not less than Class VII, in Best's Insurance Guide, and authorized to do business in California; (ii) shall be written to apply to covered property damage and other covered loss occurring during the policy term, or the onset of which occurred or arose during such policy term; (iii) shall be endorsed, in the case of Tenant's property insurance, to name Landlord's lender ("Lender"), if any, holding the lien of a mortgage or deed of trust on the Building from time to time as a loss payee; (iv) shall provide that the respective coverages shall be primary and not contributing with or in excess of any coverage that the other party may carry; (v) shall be endorsed to Landlord with not less than thirty (30) days' notice of cancellation; and (vi) in the case of policies carried or required to be carried by Tenant, shall provide for a commercially reasonable deductible. Each party shall deliver to the other party, on or before the Commencement Date, and thereafter at least ten (10) days before the expiration dates of expiring policies, certificates of insurance or other satisfactory evidence of the continuation of such property insurance coverage for the period indicated therein. If either party fails to procure property insurance or to deliver certificates or other evidence thereof as required hereunder, the other party may, at its option and in addition to the other party's other remedies in the event of a default hereunder, procure the same for the benefit of such party. If, pursuant to the foregoing sentence, Tenant secures such insurance on Landlord's behalf, Tenant shall not be entitled to reimbursement of the cost thereof; if Landlord secures such insurance on Tenant's behalf, Tenant shall reimburse Landlord for the cost thereof within ten
(10) business days after receipt of Landlord's invoice therefor.

     11.2 Quality Of Policies; Certificates. All policies of insurance required
          ---------------------------------
hereunder shall meet the requirements set forth in Section 11.1(d) above, and shall otherwise be issued by responsible insurers and, in the case of policies carried or required to be carried by Tenant, shall be written as primary policies not contributing with and not in excess of any coverage that

Landlord may carry. Each party shall deliver to the other party certificates of insurance showing that the insuring party's required policies are in effect. If either party fails to acquire, maintain or renew any insurance required to be maintained by it under this Section 11 or to pay the premium therefor, then the other party, at its option and in addition to its other remedies, but without obligation so to do, may procure such insurance, and any sums expended by Landlord to procure any such insurance on behalf of or in place of Tenant shall be repaid upon demand, with interest as provided in Section 3.5 hereof. Tenant shall obtain written undertakings from each insurer under policies required to be maintained by it to notify all insureds thereunder at least thirty (30) days prior to cancellation.

     11.3 Waiver Of Subrogation; Release. To the extent permitted by law and
          ------------------------------
without affecting the coverage provided by insurance required to be maintained hereunder, Landlord and Tenant each waive any right to recover against, and release the other for (i) damage to property, (ii) damage to the Property or any part thereof, or (iii) claims arising by reason of any of the foregoing, but only to the extent that any of the foregoing damages and claims under subparts
(i)-(ii) hereof are covered, and only to the extent of such coverage, by insurance actually carried or required to be carried hereunder by either Landlord or Tenant. This provision is intended to waive fully, and for the benefit of each party, any rights and claims which might give rise to a right of subrogation in any insurance carrier. Each party shall procure a clause or endorsement on any property insurance policy denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured prior to the occurrence of injury or loss. Coverage provided by insurance maintained by Tenant shall not be limited, reduced or diminished by virtue of the subrogation waiver herein contained.

     11.4 Increase In Premiums. Tenant shall do all acts and pay all expenses
          --------------------
necessary to insure that the Property is not used for purposes prohibited by any applicable fire insurance, and that Tenant's use of the Property complies with all requirements necessary to obtain any such insurance. If Tenant uses or permits the Property to be used in a manner which increases the existing rate of any insurance on the Property carried by Landlord, Tenant shall pay the amount of the increase in premium caused thereby, and Landlord's costs of obtaining other replacement insurance policies, including any increase in premium, within ten (10) days after demand therefor by Landlord.

     11.5 Indemnification; Release of Landlord.
          ------------------------------------

          (a) Tenant shall indemnify, defend by counsel reasonably acceptable to Landlord and hold Landlord, its partners, shareholders, officers, directors, agents and employees (the "Landlord Group") harmless from any and all liability for bodily injury to, or death of, any person, or loss of or damage to the property of any person or entity, and all actions, claims, demands, costs (including, but not limited to, reasonable attorneys' fees), damages or expenses arising therefrom (including, but not limited to, any which may be brought or made against Landlord Group or which Landlord Group may pay or incur) by reason of, in any way arising from, or from any cause whatsoever related to, any act or omission of, or the use, occupancy and enjoyment of the Property by, Tenant or any invitee, sublessee, agent or employee of Tenant or holding under Tenant from any cause whatsoever other than such arising solely and directly from the gross negligence or willful misconduct or omission by Landlord, its agents or employees.

Tenant shall give prompt notice to Landlord of any casualty or accident in, on or about the Property.

          (b) Landlord shall indemnify, defend and hold Tenant, its shareholders, officers directors, agents and employees harmless from liability for bodily injury to or death of any person, or loss of or damage to the property of persons, and all actions, claims, demands, costs (including, but not limited to, reasonable attorneys' fees), damages or expenses arising therefrom which may be brought or made against Tenant or which Tenant may pay or incur, to the extent such liabilities or other matters arise solely and directly by reason of any gross negligence or willful misconduct or omission by Landlord, its agents or employees or Landlord's breach of this Lease.

     11.6 Blanket Policy. Any policy required to be maintained hereunder by
          --------------
Landlord may be maintained under a so-called "blanket policy" insuring other parties and other locations so long as the amount of insurance required to be provided hereunder is not thereby diminished.

                           12. SUBLEASE AND ASSIGNMENT
                               -----------------------

     12.1 Assignment And Sublease Of Property. Tenant shall not have the right
          -----------------------------------
or power to assign its interest in this Lease, or make any sublease of the Property or any portion thereof, nor shall any interest of Tenant under this Lease be assignable involuntarily or by operation of law, without on each occasion obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, but may be conditioned upon receipt from any proposed subtenant or assignee of a written agreement pursuant to which such subtenant agrees to abide by all of the terms and conditions of this Lease, to make payments of Rent directly to Landlord, to be responsible for all breaches, default or failures of performance by Tenant and to effect such other actions as Landlord may reasonably require; provided, however, if the subtenant shall pay Rent which is in excess of that due from Tenant under this Lease with respect to the portion of the Property subject to any such sublease, Tenant shall pay fifty percent (50%) of such excess (after deductions therefrom of any costs of subletting, including, without limitation, broker commissions, reasonable legal fees, rent concessions and costs of construction of any tenant improvements) to Landlord. Landlord shall notify Tenant that it consents or does not consent to any proposed transfer within fourteen (14) days of Landlord's receipt of the information reasonably required by Landlord to make such determination. If Landlord fails to respond within this ten (10) day period, Landlord shall be deemed to have consented to the proposed transfer. If Tenant shall remain fully and completely responsible for all obligations under the Lease, Tenant may sublease all or any portion of the Premises or assign or otherwise transfer this Lease, after at least ten (10) days written notice to Landlord but without need for Landlord's consent, to an Affiliate of Tenant which will utilize the Property as permitted under this Lease. Any purported sublease, assignment or transfer of Tenant's interest in this Lease requiring but not having received Landlord's consent thereto shall be void. Without limiting the generality of the foregoing, Landlord may withhold consent to any proposed subletting or assignment solely on the ground, if applicable, that the use by the proposed subtenant or assignee is reasonably likely to be incompatible with Landlord's use of any adjacent property owned or operated by Landlord, unless the proposed use is within the permitted uses specified in
Section 10.1, in which event it shall not be reasonable for Landlord to object to the proposed use.

     12.2 Rights Of Landlord. Consent by Landlord to one or more assignments of
          ------------------
this Lease, or to one or more sublettings of the Property or any portion thereof, or collection of Rent by Landlord from any assignee or sublessee, shall not operate to exhaust Landlord's rights under this Section 12, nor constitute consent to any subsequent assignment or subletting. No assignment of Tenant's interest in this Lease and no sublease shall relieve Tenant of its obligations hereunder, notwithstanding any waiver or extension of time granted by Landlord to any assignee or sublessee, or the failure of Landlord to assert its rights against any assignee or sublessee, and regardless of whether Landlord's consent thereto is given or required to be given hereunder. In the event of a default by any assignee, sublessee or other successor of Tenant in the performance of any of the terms or obligations of Tenant under this Lease, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against any such assignee, sublessee or other successor. In addition, Tenant immediately and irrevocably assigns to Landlord, as security for Tenant's obligations under this Lease, all rent from any subletting of all or a part of the Property as permitted under this Lease, and Landlord, as Tenant's assignee and as attorney-in-fact for Tenant, or any receiver for Tenant appointed on Landlord's application, may collect such rent and apply it toward Tenant's obligations under this Lease; except that, until the occurrence of an act of default by Tenant, Tenant shall have the right to collect such rent and to share equally with Landlord any sublease rents.

                     13. RIGHT OF ENTRY AND QUIET ENJOYMENT
                         ----------------------------------

     13.1 Right Of Entry. Landlord and its authorized representatives shall have
          --------------
the right, with twenty-four (24) hours prior written or oral notice (except in emergencies), to enter the Property at any time during the Term of this Lease during normal business hours for the purpose of inspecting and determining the condition of the Property or for any other proper purpose including, without limitation, to make repairs, replacements or improvements which Landlord may deem necessary, to show the Property to prospective purchasers, to show the Property to prospective tenants (but only during the final year of the Term of this Lease), and to post notices of nonresponsibility. Provided Landlord takes commercially reasonable steps to limit any inconvenience or disturbance to Tenant's business operations, Landlord shall not be liable for inconvenience, annoyance, disturbance, loss of business, quiet enjoyment or other damage or loss to Tenant by reason of making any repairs or performing any work upon the Building or the Property or by reason of erecting or maintaining any protective barricades in connection with any such work, and the obligations of Tenant under this Lease shall not thereby be affected in any manner whatsoever.

     13.2 Quiet Enjoyment. Landlord covenants that Tenant, upon paying the Rent
          ---------------
and performing its obligations hereunder and subject to all the terms and conditions of this Lease, shall peacefully and quietly have, hold and enjoy the Property throughout the Term of this Lease, or until this Lease is terminated as provided by this Lease.

                             14. CASUALTY AND TAKING
                                 -------------------

     14.1 Damage or Destruction.
          ---------------------

          (a) If the Building, or any portion of the Property necessary for Tenant's use and occupancy of the Building, are damaged or destroyed in whole or in part under circumstances in which (i) repair and restoration is permitted under applicable governmental laws, regulations and building codes then in effect, (ii) repair and restoration reasonably can be completed within a period of one (1) year following the date of the occurrence, and (iii) insurance proceeds sufficient to reimburse both Landlord and Tenant for the cost of its respective repair and restoration obligation are available to Landlord or Tenant, as the case may be (a condition which either Landlord or Tenant may waive), then Landlord, as to the Building Shell constructed and paid for by Landlord, and Tenant, as to Tenant Improvements, its fixtures, furniture, equipment, appliances, all other items necessary for the conduct of its business, and all items to be insured by Tenant pursuant to Section 11.1(c), shall commence and complete, with all due diligence and as promptly as is reasonably practicable under the conditions then existing, all such repair and restoration as may be required to return the affected portions of the Property to the condition existing immediately prior to the occurrence. In the event of damage or destruction the repair of which is not permitted under applicable governmental laws, regulations and building codes then in effect, if such damage or destruction (despite being corrected to the extent then permitted under applicable governmental laws, regulations and building codes) would still materially impair Tenant's ability to conduct its business in the Building, then either party may terminate this Lease as of the date of the occurrence by giving written notice to the other within thirty (30) days after the date of the occurrence; if neither party timely elects such termination or if such damage or destruction does not materially impair Tenant's ability to conduct its business in the Building, then this Lease shall continue in full force and effect, except that there shall be an equitable adjustment in Basic Rent, based upon the Building Area available after restoration, and Landlord and Tenant respectively shall restore the Building and the Tenant Improvements to a complete architectural whole and to a functional condition. In the event the damage or destruction cannot reasonably be repaired within one (1) year following the date of the occurrence or the casualty occurs during the last two (2) years of the Initial Term (unless Tenant exercises its right to extend the Term) or the last year of any Extension Term, then either Landlord or Tenant, at its election, may terminate this Lease as of the date of the occurrence by giving written notice to the other within thirty (30) days after the date of the occurrence; if neither party timely elects such termination, then this Lease shall continue in full force and effect and Landlord and Tenant shall each repair and restore applicable portions of the Property in accordance with the first sentence of this Section 14.1(a).

          (b) If this Lease is terminated pursuant to the foregoing provisions of this Section 14.1 following an occurrence which is a peril required to be insured against pursuant to Section 11.1(b) and (c), Landlord and Tenant agree (and any Lender shall be asked to agree) that there shall be paid from such insurance proceeds (i) to Landlord, the proceeds of Landlord's property insurance on the Building, (ii) to Landlord, a portion of the aggregate proceeds of Tenant's property insurance on the Tenant Improvements equal to the Allowance (as defined in the Work Letter), and (iii) to Tenant, the remaining proceeds of Tenant's property insurance on the Tenant Improvements.

          (c) From and after the date of an occurrence resulting in damage to or destruction of the Building necessary for Tenant's use and occupancy of the Building, and continuing until repair and restoration thereof are completed, there shall be an equitable abatement of Basic Rent based upon the degree to which Tenant's ability to conduct its business in the Building is impaired.

     14.2 Condemnation.
          ------------

          (a) If during the Term of this Lease the Property or Improvements, or any substantial part of either, is taken by eminent domain or by reason of any public improvement or condemnation proceeding, or in any manner by exercise of the right of eminent domain (including any transfer in avoidance of an exercise of the power of eminent domain), or receives irreparable damage by reason of anything lawfully done under color of public or other authority, then (i) this Lease shall terminate as to the entire Property at Landlord's election by written notice given to Tenant within sixty (60) days after the taking has occurred, and (ii) this Lease shall terminate as to the entire Property at Tenant's election, by written notice given to Landlord within thirty (30) days after the nature and extent of the taking have been finally determined, if the portion of the Property taken is of such extent and nature as to materially impair Tenant's use of the balance of the Property. If Tenant or Landlord elects to terminate this Lease, this Lease shall terminate on the date of taking. If neither party elects to terminate this Lease as hereinabove provided, this Lease shall continue in full force and effect (except that there shall be an equitable abatement of Basic Rent based upon the degree to which Tenant's ability to conduct its business in the Building is impaired), Landlord shall restore the Building to a complete architectural whole and a functional condition and as nearly as reasonably possible to the condition existing before the taking, and Tenant shall restore the Tenant Improvements which Tenant either constructed or paid for and Tenant's other alterations, additions and improvements to a complete architectural whole and a functional condition and as nearly as reasonably possible to the condition existing before the taking. In connection with any such restoration, each party shall use its respective best efforts (including, without limitation, any necessary negotiation or intercession with its respective lender, if any) to ensure that any severance damages or other condemnation awards intended to provide compensation for rebuilding or restoration costs are promptly collected and made available to Landlord and Tenant in portions reasonably corresponding to the cost and scope of their respective restoration obligations, subject only to such payment controls as either party or its lender may reasonably require in order to ensure the proper application of such proceeds toward the restoration of the Improvements. Each party waives the provisions of Code of Civil Procedure Section 1265.130, allowing either party to petition the Superior Court to terminate this Lease in the event of a partial condemnation of the Property.

          (b)  The respective obligations of Landlord and Tenant pursuant to
Section 14.2(a) are subject to the following limitations:

               (i) Each party's obligation to repair and restore shall not exceed, net of any condemnation awards or other proceeds available for and allocable to such restoration as contemplated in Section 14.2(a), an amount equal to twenty percent (20%) of the replacement cost of the Building Shell, as to Landlord, or twenty percent (20%) of the replacement cost of the Tenant Improvements, as to Tenant; if the replacement cost as to either party exceeds such amount, then the party whose limit has been exceeded may terminate this Lease unless the other party promptly elects and agrees, in writing, to contribute the amount of the shortfall. Notwithstanding the foregoing, Tenant may elect to terminate this Lease if the condemnation occurs during the last two
(2) years of the Initial Term or the final year of any Extension Term; and

               (ii) If this Lease is terminated pursuant to the foregoing provisions of this Section 14.2, or if this Lease remains in effect but any condemnation awards or other proceeds become available as compensation for the loss or destruction of any of the Improvements, then Landlord and Tenant agree (and any Lender shall be asked to agree) that there shall be paid from such award or proceeds (i) to Landlord, the award or proceeds attributable or allocable to the Site, and/or Building shell, and/or any other portion of the Property paid for by Landlord, and (ii) to Landlord and Tenant, respectively, portions of the award or proceeds attributable or allocable to the Tenant Improvements, in the respective proportions in which Landlord and Tenant would have shared, under Section 14.1(c), the proceeds of any insurance proceeds following loss or destruction of such Tenant Improvements by an insured casualty.

          (c) If a temporary taking of part of the Premises or a portion of the Property which materially impacts Tenants use or occupancy of the Premises occurs through (a) the exercise of any government power (by legal proceedings or otherwise) by condemnor or (b) a voluntary sale or transfer by Landlord to any condemnor, either under threat of exercise of eminent domain by a condemnor or while legal proceedings for condemnation are pending, Rent shall abate during the time of such taking in proportion to the portion of the Premises taken. The entire award relating to the temporary taking shall be and remain the property of Landlord. Tenant irrevocably assigns and transfers to Landlord all rights to and interest in such award and fully releases and relinquishes any claim to, right to make a claim on, and any other interest in the award.

     14.3 Reservation Of Compensation. Landlord reserves, and Tenant waives and
          ---------------------------
assigns to Landlord, all rights to any award or compensation for damage to the Improvements, the Property and the leasehold estate created hereby, accruing by reason of any taking in any public improvement, condemnation or eminent domain proceeding or in any other manner by exercise of the right of eminent domain or of anything lawfully done by public authority, except that:

          (a) Tenant shall have the right to make a separate claim in any condemnation proceeding for the taking of the unamortized or undepreciated value of the Tenant Improvements and Alterations owned by Tenant which Tenant may remove at the expiration or earlier termination of this Lease, reasonable removal and relocation costs for any improvements Tenant has the right to remove and elects to remove, relocation costs under Government Code 7262, the claim for which Tenant may pursue by separate action independent of this Lease and any other amount that does not reduce the amount of the award payable to Landlord. Tenant shall have the right to negotiate directly with the condemnor for the recovery of the portion of the award that Tenant is entitled to under subsection
(ii) above; and

          (b) any condemnation awards or proceeds described in Section 14.2(b)(ii) shall be allocated and disbursed in accordance with the provisions of Section 14.2(b)(ii), notwithstanding any contrary provisions of this Section 14.3.

     14.4 Restoration Of Improvements. In connection with any repair or
          ---------------------------
restoration of Improvements by either party following a casualty or taking as hereinabove set forth, the party responsible for such repair or restoration shall, to the extent possible, return such Improvements to a condition substantially equal to that which existed immediately prior to the casualty or taking. To the extent such party wishes to make material modifications to such Improvements, such modifications shall be subject to the prior written approval of the other party (not to be unreasonably withheld, conditioned or delayed), except that no such approval shall be required for modifications that are required by applicable governmental authorities as a condition of the repair or restoration, unless such required modifications would impair or impede Tenant's conduct of its business in the Building (in which case any such modifications in Landlord's work shall require Tenant's consent, not unreasonably withheld or delayed) or would materially and adversely affect the exterior appearance, the structural integrity or the mechanical or other operating systems of the Building (in which case any such modifications in Tenant's work shall require Landlord's consent, not unreasonably withheld or delayed).

                                   15. DEFAULT
                                       -------

     15.1 Events Of Default. The occurrence of any of the following shall
          -----------------
constitute an event of default on the part of Tenant:

          (a)  Abandonment. Abandonment of the Property. Tenant waives any right
               -----------
Tenant may have to notice under Section 1951.3 of the California Civil Code, the terms of this subsection (a) being deemed such notice to Tenant as required by said Section 1951.3;

          (b)  Nonpayment. Failure to pay, when due, any amount
               ----------
payable to Landlord hereunder, such failure continuing for a period of five (5) days after written notice that such payment was due;

          (c)  Other Obligations. Failure to perform any obligation, agreement
               -----------------
or covenant under this Lease other than those matters specified in subsection
(b) hereof, such failure continuing for thirty (30) days after written notice of such failure; provided, however, that if such failure is curable in nature but cannot reasonably be cured within such 30-day period, then Tenant shall not be in default if, and so long as, Tenant promptly (and in all events within such 30-day period) commences such cure and thereafter diligently pursues such cure to completion;

          (d)  General Assignment. A general assignment by Tenant for the
               ------------------
benefit of creditors;

          (e)  Bankruptcy. The filing of any voluntary petition in bankruptcy by
               ----------
Tenant, or the filing of an involuntary petition by Tenant's creditors, which involuntary petition remains undischarged for a period of thirty (30) days. In the event that under applicable law the trustee in bankruptcy or Tenant has the right to affirm this Lease and continue to perform the obligations of Tenant hereunder, such trustee or Tenant shall, in such time period as may be permitted by the bankruptcy court having jurisdiction, cure all defaults of Tenant hereunder outstanding as of the date of the affirmance of this Lease and provide to Landlord such adequate assurances as may be necessary to ensure Landlord of the continued performance of Tenant's obligations under this Lease. Specifically, but without limiting the generality of the foregoing, such adequate assurances must include assurances that the Property continues to be operated only for the use permitted hereunder. The provisions hereof are to assure that the basic understandings between

Landlord and Tenant with respect to Tenant's use of the Property and the benefits to Landlord therefrom are preserved, consistent with the purpose and intent of applicable bankruptcy laws;

          (f)  Receivership. The employment of a receiver appointed by court
               ------------
order to take possession of substantially all of Tenant's assets or the Property, if such receivership remains undissolved for a period of thirty (30) days;

          (g)  Attachment. The attachment, execution or other
               ----------
judicial seizure of all or substantially all of Tenant's assets or the Property, if such attachment or other seizure remains undismissed or undischarged for a period of thirty (30) days after the levy thereof; or

          (h)  Insolvency. The admission by Tenant in writing of its inability
               ----------
to pay its debts as they become due, the filing by Tenant of a petition seeking any reorganization or arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, the filing by Tenant of an answer admitting or failing timely to contest a material allegation of a petition filed against Tenant in any such proceeding or, if within thirty (30) days after the commencement of any proceeding against Tenant seeking any reorganization or arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed.

     15.2 Remedies Upon Tenant's Default.
          ------------------------------

          (a) Upon the occurrence of any event of default described in Section
15.1 hereof, Landlord, in addition to and without prejudice to any other rights or remedies it may have, shall have the immediate right to re-enter the Property or any part thereof and repossess the same, expelling and removing therefrom all persons and property (which property may be stored in a public warehouse or elsewhere at the cost and risk of and for the account of Tenant), using such force as may be necessary to do so (as to which Tenant hereby waives any claim for loss or damage that may thereby occur). In addition to or in lieu of such re-entry, and without prejudice to any other rights or remedies it may have, Landlord shall have the right either (i) to terminate this Lease and recover from Tenant all damages incurred by Landlord as a result of Tenant's default, as hereinafter provided, or (ii) to continue this Lease in effect and recover Rent and other charges and amounts as they become due.

          (b) Even if Tenant has breached this Lease or Abandoned the Property, this Lease shall continue in effect for so long as Landlord does not terminate this Lease under subsection (a) hereof and Landlord may enforce all of its rights and remedies under this Lease, including the right to recover Rent as it becomes due, and Landlord, without terminating this Lease, may exercise all of the rights and remedies of a lessor under California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations), or any successor Code section. Acts of maintenance, preservation or efforts to relet the Property or the appointment of a receiver upon application of Landlord to protect Landlord's interests under this Lease shall not constitute a termination of Tenant's right to possession.

          (c) If Landlord terminates this Lease pursuant to this
Section 15.2, Landlord shall have all of the rights and remedies of a landlord provided by Section 1951.2 of the Civil Code of the State of California, or any successor Code section, which remedies include, but are not limited to, Landlord's right to recover from Tenant (i) the worth at the time of award of the unpaid rent and additional rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent and additional rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided, (iii) the worth at the time of award of the amount by which the unpaid rent and additional rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided, and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, the cost of recovering possession of the Property, expenses of reletting, including necessary repair, renovation and alteration of the Property, reasonable attorneys' fees, and other reasonable costs. The "worth at the time of award" of the amounts referred to in clauses (i) and (ii) above shall be computed by allowing interest at ten percent (10%) per annum from the date such amounts accrued to Landlord. The "worth at the time of award" of the amounts referred to in clause (iii) above shall be computed by discounting such amount at one percentage point above the discount rate of the Federal Reserve Bank of San Francisco at the time of award.

     15.3 Remedies Cumulative. All rights, privileges and elections or remedies
          -------------------
of Landlord contained in this Section 15 are cumulative and not alternative to the extent permitted by law and except as otherwise provided herein.

                     16. SUBORDINATION, ATTORNMENT AND SALE
                         ----------------------------------

     16.1 Subordination To Mortgage.
          -------------------------

          (a) This Lease, and any sublease entered into by Tenant under the provisions of this Lease, shall be subject and subordinate to any ground lease, mortgage, deed of trust, sale/leaseback transaction or any other hypothecation for security now or hereafter placed upon the Building, the Property, or both, and the rights of any assignee of Landlord or of any ground lessor, mortgagee, trustee, beneficiary or leaseback lessor under any of the foregoing, and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. If any mortgagee, trustee, beneficiary, ground lessor, sale/leaseback lessor or assignee elects to have this Lease be an encumbrance upon the Property prior to the lien of its mortgage, deed of trust, ground lease or leaseback lease or other security arrangement and gives notice thereof to Tenant, this Lease shall be deemed prior thereto, whether this Lease is dated prior or subsequent to the date thereof or the date of recording thereof. Tenant, and any sublessee, shall execute, within five (5) business days of their receipt of the same, such documents as may reasonably be requested by any mortgagee, trustee, beneficiary, ground lessor, sale/leaseback lessor or assignee to evidence the subordination herein set forth, subject to the conditions set forth above, or to make this Lease prior to the lien of any mortgage, deed of trust, ground lease, leaseback lease or other security arrangement, as the case may be; and if Tenant fails to do so within ten (10) business days after demand from Landlord, Tenant constitutes and appoints Landlord as Tenant's attorney in fact and in Tenant's name, place and stead to do so; provided, however, that such obligation of Tenant shall be conditioned on Tenant's concurrent receipt, from the ground lessor, mortgagee, trustee, beneficiary or leaseback lessor, of a Non-Disturbance Agreement in a form reasonably acceptable to Tenant confirming, among other things, that so long as Tenant is not in default hereunder beyond any applicable cure periods, this Lease and all of the terms, provisions, and conditions of this Lease, shall remain in full force and effect, and neither this Lease, nor Tenant's rights nor Tenant's possession of the Premises will be disturbed during the Term of this Lease or any extension thereof (a "Nondisturbance Agreement"). Upon any default by Landlord in the performance of its obligations under any mortgage, deed of trust, ground lease, leaseback lease or assignment, Tenant (and any sublessee) shall, notwithstanding any subordination hereunder, attorn to the mortgagee, trustee, beneficiary, ground lessor, leaseback lessor or assignee thereunder upon demand and become the tenant of the successor in interest to Landlord, at the option of such successor in interest, and shall execute and deliver any instrument or instruments confirming the attornment herein provided for.

          (b) As of the date hereof there is no mortgage on the Property.

     16.2 Sale Of Landlord's Interest. Upon sale, transfer or assignment of
          ---------------------------
Landlord's entire interest in the Improvements and Property, Landlord shall be relieved of its obligations hereunder with respect to liabilities accruing from and after the date of such sale, transfer or assignment, except as otherwise expressly provided in Section 18.2 hereof, and Tenant shall attorn to the purchaser, transferee or assignee, provided that (i) any funds held by the transferor in which Tenant has an interest (including, without limitation, the Security Deposit) shall be turned over by credit to the purchase price or otherwise and (ii) Lessee is notified of the transfer.

     16.3 Estoppel Certificates. Tenant shall at any time and from time to time,
          ---------------------
within ten (10) days after receipt of a written request by Landlord, which request shall include a factually accurate and fully completed (with no blanks) certificate, execute, acknowledge and deliver to Landlord a certificate in writing stating: (i) that Tenant has accepted possession of the Property in the condition tendered for possession by Landlord; (ii) that this Lease is unmodified and in full force and effect, or if there have been any modifications, that this Lease is in full force and effect as modified and stating the date and the nature of each modification; (iii) the date to which rental and all other sums payable hereunder have been paid; (iv) that Landlord is not in default in the performance of any of its obligations under this Lease, that Tenant has given no notice of default to Landlord and that no event has occurred which, but for the expiration of the applicable time period, would constitute an event of default hereunder, or if Tenant alleges that any such default notice or event has occurred, specifying the same in reasonable detail;
(v) the amount of any security deposit or other deposit being held by Landlord;
(vi) the amount of any credits or offsets claimed by Tenant; (vii) the size of the Property; (viii) the Term of the Lease (including the Commencement Date and the Expiration Date), and whether Tenant has any renewal or termination rights or options; (ix) whether all or any portion of the Property has been subleased or assigned; and (x) such other matters as may be reasonably requested by the requesting party or by any institutional lender, mortgagee, trustee, beneficiary, ground lessor, sale/leaseback lessor or prospective purchaser of the Property or of Tenant's leasehold interest therein. Any such certificate provided under this Section 16.3 may be relied upon by any lender, mortgagee, trustee, beneficiary assignee or successor in interest to Landlord, by any prospective purchaser, by any purchaser on foreclosure or sale, by any grantee under a deed in lieu of foreclosure of any mortgage or deed of trust on the Property, or by any other third party. Failure to execute and return within the required time any estoppel certificate requested hereunder shall be deemed to be an admission of the truth of the matters set forth in the form of certificate submitted to Tenant for execution.

     16.4 Subordination to CC&R's. This Lease, and any permitted sublease
          -----------------------
entered into by Tenant under the provisions of this Lease, shall be subject and subordinate to any declarations of CC&Rs affecting the Property from time to time, which may include easements, access rights and similar non-exclusive use rights and privileges in favor of appropriate third parties; provided, however, that following the execution of this Lease, Landlord shall not record or agree to any such CC&Rs affecting the Property without the prior written consent of Tenant, which consent shall not be unreasonably withheld or delayed. It shall be deemed reasonable for Tenant to withhold consent to any CC&Rs or any provision thereof which impairs Tenant's rights or materially increases Tenant's obligations or liabilities under this Lease in any material respect. Tenant agrees to execute, upon request by Landlord, any documents reasonably required from time to time to evidence such subordination. With respect to any such CC&Rs and any associations or the like with any control over the Site, Landlord shall represent the Site on any committees or boards established in connection therewith.

     16.5 Mortgagee Protection.
          --------------------

          (a) If, in connection with any future ground lease, mortgage, deed of trust, sale/leaseback transaction or any other hypothecation for security placed upon the Building, the Property, or both, the ground lessor, mortgagee, trustee, beneficiary or leaseback lessor requests any changes in this Lease as a condition to its willingness to enter into or accept the ground lease, mortgage, deed of trust, sale/leaseback transaction or other hypothecation for security, then Tenant shall not unreasonably withhold or delay its consent to any such requested changes and shall execute, at the request of Landlord, an amendment to this Lease incorporating the changes thus reasonably consented to by Tenant. It shall be deemed reasonable for Tenant to withhold consent to any requested change which imposes a new monetary obligation on Tenant or which otherwise substantially impairs Tenant's rights or increases its obligations and liabilities under this Lease.

          (b) If, following a default by Landlord under any mortgage, deed of trust, ground lease, leaseback lease or other security arrangement covering the Property, the Property is acquired by the mortgagee, beneficiary, master lessor or other secured party, or by any other successor owner, pursuant to a foreclosure, trustee's sale, sheriff's sale, lease termination or other similar procedure (or deed in lieu thereof), then any such person or entity so acquiring the Property shall not be:

               (i) liable for any act or omission of a prior landlord or owner of the Property (including, but not limited to, Landlord);

               (ii) subject to any offsets or defenses that Tenant may have against any prior landlord or owner of the Property (including, but not limited to, Landlord);

               (iii) bound by any Rent that Tenant may have paid in advance to any prior landlord or owner of the Property (including, but not limited to, Landlord) for a period in excess of one month;

               (iv) liable for any warranties or representations of any nature whatsoever, whether pursuant to this Lease or otherwise, by any prior landlord or owner of the Property (including, but not limited to, Landlord) with respect to the use, construction, zoning, compliance with laws, title, habitability, fitness for purpose or possession, or physical condition (including, without limitation, environmental matters) of the Property or Improvements;

               (v) liable to Tenant in any amount beyond the interest of such mortgagee, beneficiary, master lessor or other secured party or successor owner in the Property as it exists from time to time, it being the intent of this provision that Tenant shall look solely to the interest of any such mortgagee, beneficiary, master lessor or other secured party or successor owner in the Property for the payment and discharge of the landlord's obligations under this Lease and that such mortgagee, beneficiary, master lessor or other secured party or successor owner shall have no separate personal liability for any such obligations; or

               (vi) obligated to effect any construction, maintenance, repair, replacement, or the like arising prior to the acquisition; provided, however, that if this subsection 16.5(b)(vi) results in Tenant not receiving any portion of the Tenant Improvement Allowance contemplated in the Work Letter, Tenant shall be entitled to offset its payment of Rent by the amount of the lost Allowance at the time Tenant would have received the allowance pursuant to the Work Letter.

          (c) The subordination documents described in Section 16.1 and the Non-Disturbance Agreement described in Section 16.5 shall contain the foregoing provisions.

                                   17. PARKING
                                       -------

          Tenant shall have, at no additional cost, exclusive use of all of the parking spaces at the Site (which number is based on a parking ratio of 3 parking spaces per 1,000 gross square feet of Building Area and otherwise subject to any applicable governmental regulations). All expenses incurred by Landlord in maintaining or repairing any of such parking spaces shall be considered an Operating Expense hereunder and reimbursable by Tenant to Landlord.

                                18. MISCELLANEOUS
                                    -------------

     18.1 Notices. All notices, consents, waivers and other communications which
          -------
this Lease requires or permits either party to give to the other shall be in writing and shall be deemed given when: (a) delivered personally (including delivery by private courier or express delivery service); (b) the next business day after delivery of a facsimile, return receipt of which is evidenced by the sender's facsimile machine; or (c) received or when receipt is declined after deposit in the United States mail, registered or certified mail, postage prepaid, addressed to the parties at their respective addresses as follows:

          To Tenant:         (until Commencement Date)
                             Sequenom, Inc.
                             11555 Sorento Valley Road
                             San Diego, CA  92121-1331
                             Attn:  Delbert F. Foit, Jr.
                                    858/350-0345 (phone)
                                    858/350-0344 (fax)

                             (after Commencement Date)
                             [At the Building --
                             address to be supplied]
                             Attn:  Delbert F. Foit, Jr.

          To Landlord:       TPSC IV LLC
                             c/o Slough Estates USA Inc.
                             33 West Monroe, Suite 2000
                             Chicago, IL  60603
                             Attn:  William Rogalla
                                    312/558-9100 (Phone)
                                    312/558-9041 (Fax)

         with copy to:       Bell, Boyd & Lloyd LLC
                             70 West Madison, Suite 3100
                             Chicago, IL  60602
                             Attn:  Lawrence M. Mages, Esq.
                                    312/372-1121 (Phone)
                                    312/372-2098 (Fax)

or to such other address as may be contained in a notice at least fifteen (15) days prior to the address change from either party to the other given pursuant to this Section. Rental payments and other sums required by this Lease to be paid by Tenant shall be delivered to Landlord at Landlord's address provided in this Section, or to such other address as Landlord may from time to time specify in writing to Tenant, and shall be deemed to be paid only upon actual receipt.

     18.2 Successors And Assigns. The obligations of this Lease shall run with
          ----------------------
the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the original Landlord named herein and each successive Landlord under this Lease shall be liable only for obligations accruing during the period of its ownership of the Property, said liability terminating upon termination of such ownership and passing to the successor lessor, except as otherwise expressly provided in the following sentence.

     18.3 No Waiver. The failure of Landlord to seek redress for violation, or
          ---------
to insist upon the strict performance, of any covenant or condition of this Lease shall not be deemed a waiver of such violation, or prevent a subsequent act which would originally have constituted a violation from having all the force and effect of an original violation.

     18.4  Severability. If any provision of this Lease or the application
           ------------
thereof is held to be invalid or unenforceable, the remainder of this Lease or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby, and each of the provisions of this Lease shall be valid and enforceable, unless enforcement of this Lease as so invalidated would be unreasonable or grossly inequitable under all the circumstances or would materially frustrate the purposes of this Lease.

     18.5  Litigation Between Parties. In the event of any litigation or other
           --------------------------
dispute resolution proceedings between the parties hereto arising out of or in connection with this Lease, the prevailing party shall be reimbursed for all reasonable costs, including, but not limited to, reasonable accountants' fees and attorneys' fees, incurred in connection with such proceedings (including, but not limited to, any appellate proceedings relating thereto) or in connection with the enforcement of any judgment or award rendered in such proceedings. "Prevailing party" within the meaning of this Section shall include, without limitation, a party who dismisses an action for recovery hereunder in exchange for payment of the sums allegedly due, performance of covenants allegedly breached or consideration substantially equal to the relief sought in the action.

     18.6  Surrender. A voluntary or other surrender of this Lease by Tenant, or
           ---------
a mutual termination thereof between Landlord and Tenant, shall not result in a merger but shall, at the option of Landlord, operate either as an assignment to Landlord of any and all existing subleases and subtenancies, or a termination of all or any existing subleases and subtenancies. This provision shall be contained in any and all assignments or subleases made pursuant to this Lease.

     18.7  Interpretation. The provisions of this Lease shall be construed as a
           --------------
whole, according to their common meaning, and not strictly for or against Landlord or Tenant. The captions preceding the text of each Section and subsection hereof are included only for convenience of reference and shall be disregarded in the construction or interpretation of this Lease.

     18.8  Entire Agreement. This written Lease, together with the exhibits
           ----------------
hereto, contains all the representations and the entire understanding between the parties hereto with respect to the subject matter hereof. Any prior correspondence, memoranda or agreements are replaced in total by this Lease and the exhibits hereto. This Lease may be modified only by an agreement in writing signed by each of the parties.

     18.9  Governing Law. This Lease and all exhibits hereto shall be construed
           -------------
and interpreted in accordance with and be governed by all the provisions of the laws of the State of California.

     18.10 No Partnership. The relationship between Landlord and Tenant is
           ---------------
solely that of a lessor and lessee. Nothing contained in this Lease shall be construed as creating any type or manner of partnership, joint venture or joint enterprise with or between Landlord and Tenant.

     18.11 Financial Information. From time to time Tenant shall promptly
           ---------------------
provide directly to prospective lenders and purchasers of the Property designated by Landlord such financial information pertaining to the financial status of Tenant as Landlord may reasonably request;

provided, Tenant shall be permitted to provide such financial information in a manner which Tenant deems reasonably necessary to protect the confidentiality of such information. In addition, from time to time, Tenant shall provide Landlord with such financial information pertaining to the financial status of Tenant as Landlord may reasonably request. Landlord agrees that all financial information supplied to Landlord by Tenant shall be treated as confidential material, and shall not be disseminated to any party or entity (including any entity affiliated with Landlord) without Tenant's prior written consent.

     18.12 Costs. If Tenant requests the consent of Landlord under any provision
           -----
of this Lease for any act that Tenant proposes to do hereunder, including, without limitation, assignment or subletting of the Property, Tenant shall, as a condition to doing any such act and the receipt of such consent, reimburse Landlord promptly for any and all reasonable costs and expenses incurred by Landlord in connection therewith (including, without limitation, reasonable attorneys' fees) in excess of Five Thousand Dollars ($5,000).

     18.13 Time. Time is of the essence of this Lease, and of every term and
           ----
condition hereof.

     18.14 Rules And Regulations. Tenant shall observe, comply with and obey,
           ---------------------
and shall cause its employees, agents and, to the best of Tenant's ability, invitees to observe, comply with and obey such reasonable rules and regulations as Landlord may promulgate from time to time for the safety, care, cleanliness, order and use of the Improvements and the Property, provided, however, that any such rules and regulations shall (a) be subject and subordinate to this Lease or
(b) not increase Tenant's obligations or liabilities or impair Tenant's rights under this Lease.

     18.15 Brokers. In conjunction with this Lease, the broker of record, for
           -------
both Landlord and Tenant is John Burnham & Company ("Burnham"). Landlord shall pay commission to Burnham pursuant to a separate agreement between Burnham and Landlord. The commission shall be payable 50% as of the date hereof and 50% upon the Commencement Date. Each party represents and warrants that no other broker participated in the consummation of this Lease and agrees to indemnify, defend and hold the other party harmless against any liability, cost or expense, including, without limitation, reasonable attorneys' fees, arising out of any claims for brokerage commissions or other similar compensation in connection with any conversations, prior negotiations or other dealings by the indemnifying party with any other broker.

     18.16 Memorandum Of Lease. Promptly following the execution of this Lease,
           -------------------
the parties agree to execute and record a Memorandum of Lease substantially in the form of Exhibit D attached hereto and a Quit Claim Deed substantially in the form of Exhibit E attached hereto which shall be delivered to and held by Landlord.

     18.17 Corporate Authority. Each person signing this Lease on of behalf
           -------------------
Landlord or Tenant warrants that he or she is fully authorized to do so and, by so doing, binds Landlord or Tenant, as the case may be. As evidence of such authority, Tenant shall deliver to Landlord, within five (5) business days of the date hereof, upon or prior to execution of this Lease, a unanimous written consent or a certified copy of a resolution of Tenant's board of directors authorizing the execution of this Lease and naming the officer that is authorized to execute this Lease on behalf of Tenant.

     18.18 Execution and Delivery. This Lease may be executed in one or more
           ----------------------
counterparts and by separate parties on separate counterparts, but each such counterpart shall constitute an original and all such counterparts together shall constitute one and the same instrument.

     18.19 Survival. Without limiting survival provisions which would
           --------
otherwise be implied or construed under applicable law, the provisions of Sections 2.5, 6.3, 6.4, 8.2, 8.3, 8.4, 10.6, 11.5 and 18.15 hereof shall survive the termination of this Lease with respect to matters occurring prior to the expiration of this Lease.

          IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first set forth above.

               "Landlord"                              "Tenant"

  TPSC IV LLC,                            SEQUENOM, INC., a Delaware corporation
  a Delaware limited liability company
                                          By:
  By: /s/                                    -----------------------------------
     ---------------------------------       Its:
     Its:                                        -------------------------------
         -----------------------------

                                   EXHIBITS
                                   --------



               EXHIBIT A      Real Property Description (Site)

               EXHIBIT B      Site Plan

               EXHIBIT C      Acknowledgment of Lease Commencement

               EXHIBIT D      Memorandum of  Lease

               EXHIBIT E      Quitclaim Deed

                                   EXHIBIT A
                                   ---------

                        REAL PROPERTY DESCRIPTION (SITE)
                        --------------------------------

     LOT 11 OF TORREY PINES SCIENCE CENTER, UNIT NO. 1, IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO MAP THEREOF NO. 12419, FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY, JULY 12, 1989.

                                   EXHIBIT B
                                   ---------

                                   SITE PLAN
                                   ---------

                                   EXHIBIT C
                                   ---------

                     ACKNOWLEDGMENT OF LEASE COMMENCEMENT
                     ------------------------------------


     This Acknowledgment is executed as of _____________, 2000, by TPSC IV LLC, a Delaware limited liability company ("Landlord"), and SEQUENOM, INC., a Delaware corporation ("Tenant"), pursuant to Section 2.4 of the Lease dated March __, 2000, between Landlord and Tenant (the "Lease") covering premises known as Lot 11 of the Torrey Pines Science Center, La Jolla, California (the "Property").

     Landlord and Tenant hereby acknowledge and agree as follows:

     1.        The Commencement Date under the Lease is _____________, 199__.

     2. The termination date under the Lease is _________________, ______, subject to any applicable provisions of the Lease for extension or early termination thereof.

     3.        The Buildable Area of the Building is ____________________.

     4. Based on the final cost of the Improvements and on any change orders, delays and other factors reflected in that cost, the applicable payment (if any) required under Paragraph __ of the Work Letter attached to the Lease is as follows (if none, so state): ____________________________________________
____________________________________________________________ .


     5. Tenant accepts the Property and acknowledge the satisfactory completion of all Improvements thereon required to be made by Landlord, subject only to Landlord's representations and warranties under the Lease and any applicable "punch list" or similar procedures specifically provided under the Lease or under the Work Letter governing such work.

     EXECUTED as of the date first set forth above.


             "Landlord"                                          "Tenant"

TPSC IV LLC,                                             SEQUENOM, INC.,
a Delaware limited liability company                     a Delaware corporation

By: Slough Estates USA Inc.
Its:  Manager



By: /s/ R.W. Rahner                              By: /s/ Delbert Foit, Jr.
   ---------------------------                      ---------------------------
Its: Vice President                              Its: Chief Operating Officer
    --------------------------                       --------------------------

                                   EXHIBIT D

                              MEMORANDUM OF LEASE

                                   EXHIBIT E
                             RECORDING REQUESTED BY

AND WHEN RECORDED MAIL THIS DEED AND, UNLESS OTHERWISE SHOWN BELOW, MAIL TAX STATEMENT TO:

Name

Street

Address

City &

State

Zip

Title Order No. ___________________ Escrow No. ____________________

                                        SPACE ABOVE THIS LINE FOR RECORDER'S USE

T 360 LEGAL (1-94)              QUITCLAIM DEED

     THE UNDERSIGNED GRANTOR(s) DECLARE(s)
                   [_]DOCUMENTARY TRANSFER TAX IS $ -0-
                                                  ---

                   [_]_____ unincorporated area  City of ________
                      Parcel No. _______________________

                   [_]computed on full value of property conveyed, or

                   [_]computed on full value less value of liens or encumbrances remaining at time of sale, and

          FOR A VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, SEQUENOM, INC., a Delaware corporation, hereby REMISE, RELEASE AND FOREVER QUITCLAIM to TPSC IV LLC, a Delaware limited liability company the following described real property in the City of San Diego, county of San Diego, state of California:

          LOT 11 OF TORREY PINES SCIENCE CENTER, UNIT NO. 1, IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO MAP THEREOF NO. 12419, FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY, JULY 12, 1989.

          THE UNDERSIGNED HEREBY RELEASES ALL ITS RIGHTS, TITLE AND INTEREST IN AND TO THAT CERTAIN "MEMORANDUM OF LEASE" RECORDED ____________, AS FILE NO. ________________.

                                                      SEQUENOM, INC., a Delaware corporation
 Dated ______________________
STATE OF CALIFORNIA      )                            By: /s/ Delbert Foit, Jr.
                         )  s.s.                         __________________________________________
COUNTY OF SAN DIEGO      )                               Delbert Foit, Jr.
On ________________________________________________      Its: Vice President & Chief Operating Officer
 before me,
___________________________________________________   By: _________________________________________
a Notary Public in and for said County and State,         _________________________________________
 personally appeared ______________________________   Its: ________________________________________
___________________________________________________
____________ personally known to me (or proved to
me on the basis of satisfactory evidence) to be             (This area for official notarial seal)
the person(s) whose name(s) is/are subscribed to
the within instrument and acknowledged to me that
he/she/they executed the same in his/her/their
authorized capacity(ies), and that by
his/her/their signature(s) on the instrument the
person(s), or the entity upon behalf of which the
person(s) acted, executed the instrument.

WITNESS my hand and official seal

Signature
___________________________________________________


            MAIL TAX STATEMENTS TO PARTY SHOWN ON FOLLOWING LINE;
                   IF NO PARTY SHOWN, MAIL AS DIRECTED ABOVE

                                   EXHIBIT W
                                   ---------





                                  WORK LETTER

                                    between

                                  TPSC IV LLC

                                      and

                                SEQUENOM, INC.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----

1.   Defined Terms.........................................................   1

2.   Tenant Improvements -- Plans, Cost and Construction...................   4
     2.1     Tenant Improvement Plans:  Concept Plans,
             Construction Documents and Approved Plans.....................   5
             2.1.1   Concept Plans.........................................   5
                     (a)  Preparation Concept Plans and Cost Estimate......   5
                     (b)  Approval of Concept Plans, Costs.................   5
             2.1.2   Construction Documents and Tenant Improvement Costs...   5
                     (a)  Preparation of Construction Documents............   5
                     (b)  Approved Construction Documents..................   5
                     (c)  Tenant Improvement Costs.........................   5
             2.1.3   Documentation in Stages...............................   6
               2.2   Approvals In General..................................   6
               2.3   Construction of the Tenant Improvements...............   6
             2.3.1   Tenant Improvements Permits...........................   6
             2.3.2   Construction..........................................   6
               2.4   Changes to Approved Construction Documents............   6
             2.4.1   Landlord..............................................   6
             2.4.2   Tenant; Change Requests...............................   7

3.   Completion of Improvements.............................................  7
     3.1     Substantial Completion Certificates............................  7
     3.2     Delay Remedies.................................................  8
             3.2.1   Tenant Delay...........................................  8
             3.2.2   Landlord Delay.........................................  8
     3.3     Punch List Work; Final Completion..............................  8

4.   Payment of Costs;......................................................  8

5.   Tenant Work............................................................  8
     5.1   Contractor Requirements..........................................  8
     5.2   Costs and Expenses of Tenant Work................................  9
     5.3   Rules and Regulations............................................  9
     5.4   Early Entry......................................................  9
     5.5   Risk of Loss.....................................................  9
     5.6   Condition of Tenant Work.........................................  9

6.   Designers and Contractors..............................................  9
     6.1   Building Team....................................................  9
     6.2   Project Manager Fee.............................................. 10
     6.3   Tenant Rights.................................................... 10

7.   Effect of Delays/Accelerations......................................... 10
     7.1   Delays........................................................... 10
     7.2   Accelerations.................................................... 10

8.   No Agency.............................................................. 10

9.   Survival............................................................... 10

10.  Miscellaneous.......................................................... 10
     10.1.  Measurement of Time............................................. 10
     10.2   Deemed Approval................................................. 10
     10.3   Conflict between Approved Plans................................. 11
     10.4   Mitigation...................................................... 11
            10.4.1   Force Majeure Effects.................................. 11
     10.5   Scope of Project Schedule....................................... 11
     10.6   Indemnification................................................. 11
     10.7   Contractors' Insurance.......................................... 11
     10.8   Monitoring of Costs and Progress................................ 11

Schedule 1 - Project Schedule/Work Deadlines

                                   EXHIBIT W
                                   ---------

                                  WORK LETTER

     This Work Letter ("Work Letter") constitutes part of the Lease dated as of
                        -----------
March 29, 2000 (the "Lease") between TPSC IV LLC, a Delaware limited liability
                     -----
company ("Landlord"), and SEQUENOM, INC., a Delaware corporation ("Tenant").
          --------                                                 ------
The terms of this Work Letter are incorporated in the Lease for all purposes.


1.   Defined Terms.  As used in this Work Letter, the capitalized terms have
     -------------
the meanings set forth below; if any capitalized terms are not there defined, they shall have the meaning as ascribed elsewhere in this Work Letter or in the Lease. If there is conflict between definitions set forth in the Lease and in this Work Letter, the definition set forth in this Work Letter shall prevail.

     ALLOWANCE:  One Hundred Dollars ($100.00) per square foot of Building Area.
     ---------
As funds are required to pay for Tenant Improvements, 90% thereof shall be provided by Landlord and 10% by Tenant, which funds shall be provided in accordance with customary draw schedules; once Landlord has contributed $100 per square foot, Tenant shall pay all additional costs for Tenant Improvements.

     APPROVED CONCEPT PLANS:  The Concept Plans approved pursuant to Section
     ----------------------
2.1.1(b) hereof.

     APPROVED CONSTRUCTION DOCUMENTS:  Construction Documents approved pursuant
     -------------------------------
to Section 2.1.2(b).

     APPROVED PLANS:  The Approved Concept Plans and the Approved Construction
     --------------
Documents.

     BUILDING:  As defined in the Lease.
     --------

     BUILDING AREA:  As defined in the Lease.
     -------------

     BUILDING SHELL:  As defined in the Lease.
     --------------

     CHANGE REQUEST:  As defined in Section 2.4.2 hereof.
     --------------

     CONSTRUCTION DOCUMENTS:  As defined in Section 2.1.2(a) hereof.
     ----------------------

     CONCEPT PLANS:  The preliminary plans, specifications, renderings and
     -------------
     schematic drawings in relation to the Tenant Improvements.

     FORCE MAJEURE:  Any prevention, delay or stoppage of work or any other
     -------------
obligation to be performed by Landlord or Tenant hereunder arising after the date this Work Letter and the Lease are executed and delivered which is due to strikes or labor disputes affecting the Property in any way (including, but not limited to, any materials or equipment ordered for the Property , and the transportation, delivery or installation of any material or equipment for the Property), acts of God, acts or failures to act of public agencies (including without limitation, reviewing bodies of the Coastal Development Permit or private citizens or groups) that cause delays despite the applicable party's diligent efforts, any delay in construction which is not, and does not result from, a Tenant Delay or a Landlord Delay, freight embargoes, unusual and unexpected price changes, weather, earthquake, landslide, inability to obtain supplies, materials, fuels, machinery or equipment, fire or other causes or contingencies beyond the reasonable control of Landlord or Tenant, as applicable.

     GENERAL CONTRACTOR:  DPR Construction, Inc.
     ------------------

     IMPROVEMENTS:  As defined in the Lease.
     ------------

     LANDLORD DELAY:  Any action or failure to act of or by Landlord (other than
     --------------
a matter which qualifies as a Force Majeure) after the date this Work Letter and the Lease are executed and delivered which causes or results in a delay in Substantial Completion, including, but not limited to: (a) material errors or omissions in Landlord Group's information or communications to Tenant or Project Team which adversely affect any Work Deadlines; or (b) failure of Landlord Group to adhere to the dates or timing for deliveries of, submission of, and response to, plans specifications, drawings and bids, and information as set forth in this Work Letter or the Project Schedule (to the extent any delay is not caused by Tenant's failure to act in accordance with the Project Schedule); or (c) Landlord Group's unreasonable withholding of any payment, consent, approval or certification; or (d) any Landlord requested change to any plans and specifications previously approved by Landlord after the scheduled decision periods defined in Section 2 of this Work Letter and the Project Schedule (to the extent any delay is not caused by a matter constituting Tenant Delay). The period of any Landlord Delay shall include, but not be limited to, the period of time needed to revise any drawings, obtain further governmental approvals and to modify, remove or demolish any completed or partially completed Improvements.

     LANDLORD GROUP:  Landlord and its partners, shareholders, officers,
     --------------
directors, employees, members, manager, agents, and contractors, including, but not limited to, Landlord's Architect and Landlord's Project Manager.

     LANDLORD'S ARCHITECT:  Delawie Wilkes Rodrigues Barker & Bretton Associates
     --------------------
(also referred to as "DWR").

     LANDLORD'S PROJECT MANAGER:  Project Management Advisors, Inc. or such
     --------------------------
other person or entity as Landlord may select, and advise Tenant in writing.

     LEASE:  The lease identified in the caption of this Work Letter.
     -----

     PHASE I:  The portion of the Building with respect to which Tenant is
     -------
obligated to pay Rent on the Commencement Date, which shall be the greater of 47,000 square feet of gross Building Area or the gross square footage actually occupied by Tenant on the Commencement Date

     PHASE I TARGET COMMENCEMENT DATE:  October 1, 2000.
     --------------------------------

     PHASE II:  The portion of the Building with respect to which Tenant was not
     --------
obligated to pay rent at the Commencement Date.

     PHASE II TARGET COMMENCEMENT DATE:  January 1, 2001.
     ---------------------------------

     PRIME RATE:  The rate of interest announced from time to time by Bank of
     ----------
America (or successors thereto) as its "prime rate."

     PROPERTY:  As defined in the Lease.
     --------

     PROJECT SCHEDULE:  The project schedule to be attached as Schedule 1 to the
     ----------------                                          ----------
Work Letter.

     PROJECT TEAM:  As defined in Section 6 hereof.
     ------------

     PUNCH LIST:  The list of Punch List Work.
     ----------

     PUNCH LIST WORK:  Minor corrections of construction or decoration details,
     ---------------
and minor mechanical adjustments, that are required in order to cause any applicable portion of the Improvements as constructed to conform to the Approved Plans for the Building in all material respects and that do not materially interfere with Tenant's use or occupancy of the Building.

     SITE IMPROVEMENTS:  As defined in the Lease.
     -----------------

     SUBSTANTIAL COMPLETION CERTIFICATE:  As defined in Section 3.1 hereof.
     ----------------------------------

     SUBSTANTIALLY COMPLETED OR SUBSTANTIAL COMPLETION (or any variant thereof):
     -------------------------------------------------
Receipt by Landlord and Tenant of the Substantial Completion Certificate and approval to occupy, or its functional equivalent, as obtained from the City of San Diego and all other applicable governmental authorities.

     TENANT ARCHITECT:  McGraw/Baldwin Architects.
     ----------------

     TENANT DELAY: Any action or failure to act of or by Tenant Group (other
     ------------
than a matter which qualifies as a Force Majeure) after the date this Work Letter and the Lease are executed and delivered which causes or results in a delay in Substantial Completion, including, but not limited to, the following:
(a) material errors or omissions in Tenant Group's information or communications to Landlord or Project Team which adversely affects any Work Deadlines; or (b) Tenant's failure to adhere to the dates or timing for deliveries of, submission of and response to plans, drawings, specifications, concepts, information and approval requests and bids when requested by Landlord (to the extent any delay is not caused by Landlord's failure to act in accordance with the Work Letter or Project Schedule); or (c) Tenant Group's unreasonable withholding of any payment, consent, approval or certification; or (d) any Change Request; or (e) any Tenant requested change to any plans, specifications, drawings or documents approved by Tenant prior to approval of Construction Documents (to the extent any delay is not caused by Landlord's failure to act upon or process any such request in a reasonably diligent manner, Landlord's failure to adhere to applicable law in existence at the time of entering into the Lease or Landlord's defective work); or (f) performance of Tenant Work; or (g) Tenant Group's presence on or about the Property (including, but not limited to, delay contemplated by Section 5.4 of this Work Letter and Section 2.3 of the Lease). The period of any Tenant Delay shall include, but not be limited to, the period of time needed to revise any drawings, obtain further governmental approvals, and to modify, remove or demolish any completed or partially completed Improvements.

     TENANT GROUP:  Tenant and its officers, directors, shareholders, employees,
     ------------
agents, consultants, engineers and contractors and the Tenant Improvement Architect.

     TENANT IMPROVEMENT COST:  The total cost actually paid of, and with respect
     -----------------------
to, the Tenant Improvements (including all items or components thereof), including, but not limited to, the following (unless otherwise agreed in writing by Landlord and Tenant): (i) all sums paid to contractors, subcontractors or materialmen for labor and materials furnished in connection with the Tenant Improvements; (ii) all fees and charges paid or incurred to or at the direction of any city, county, state or other governmental or quasi-governmental authority or agency which are required to be paid in order to obtain all necessary governmental permits, licenses, inspections and approvals relating to the Tenant Improvements; (iii) Landlord's reasonable architectural and engineering fees for services rendered in connection with the Tenant Improvements (including, but not limited to, the Tenant Architect, and any consultant or engineer); (iv) all architectural and engineering fees for services rendered to Tenant or by an individual or entity retained by Tenant in connection with the Tenant Improvements; (v) sales and use taxes; (vi) testing and inspection costs; and
(vii) the cost of power, water and other utility facilities and the cost of collection and removal of debris. Tenant Improvement Costs shall not include any expenditures for Tenant Work or for any improvement that does not constitute a fixture under applicable law.

     TENANT IMPROVEMENTS:  Those improvements to the Building, reflected on the
     -------------------
Approved Plans, including, without limitation, laboratory casework, HVAC beyond garage exhaust, plumbing, mechanical and electrical systems (including feeders from the meter section and main distribution panels), all signage, interior partitioning, interior doors and hardware, interior finishes, telecommunications cabling, building alarm system wiring, life safety alarm system wiring, life safety systems, dock equipment, garage equipment, emergency generators, boilers, cooling towers, trash and truck docks, shaft walls, equipment supports, control area fireproofing (if required), restroom and lobbies, buildout of mechanical space within the Building and any other interior work to or within the Building. Tenant Improvements shall not include any Tenant Work or any furniture, furnishings, fixtures, equipment, appliances, supplies, goods, inventory, interior decoration and the like of or for Tenant

     TENANT WORK:  Construction, installation, improvements or the like effected
     -----------
by or for Tenant, other than those constituting Building Shell, Site Improvements or Tenant Improvements, including acquisition, moving, installation and construction of furniture, fixtures and equipment and other items, materials and improvements as Tenant deems necessary or appropriate for Tenant's use and occupancy of the Building consistent with the Lease.

     WORK DEADLINES:  The target dates or periods of time, as appropriate, for
     --------------
performance by the applicable party of the steps listed in the Project Schedule to be attached as Schedule 1 to this Work Letter.
                  ----------

2.   Tenant Improvements -- Plans, Cost and Construction.  Landlord and Tenant
     ---------------------------------------------------
shall comply with the procedures set forth in this Section in preparing, delivering and approving matters relating to, and in designing, constructing and paying for, the Tenant Improvements.

     2.1   Tenant Improvement Plans:  Concept Plans, Construction Documents and
           --------------------------------------------------------------------
Approved Plans.
--------------

           2.1.1  Concept Plans.
                  -------------

                  (a)  Preparation Concept Plans and Cost Estimate. No later
                       -------------------------------------------
than the Work Deadline, Tenant shall cause to be prepared for joint approval of Landlord and Tenant, the proposed Concept Plans.

                  (b)  Approval of Concept Plans, Costs. No later than the Work
                       --------------------------------
Deadline, Landlord shall deliver to Tenant written notice of its approval or disapproval of the proposed Concept Plans. Without limiting the generality of the scope of Landlord's approval rights, Landlord may disapprove elements or components of proposed Concept Plans which, in Landlord's reasonable opinion:
(i) would require a modification of, or jeopardize the structural or architectural integrity of, the Building Shell (e.g. reinforcement of portions of second floor); (ii) would jeopardize any contractor's or subcontractor's warranty or would adversely affect any element or component for which Landlord is providing a warranty or has maintenance or repair obligation under the Lease; or (iii) be difficult or expensive to modify or remove and would, if left in place, diminish the value of, or ability to lease, the Building. If Landlord disapproves the proposed Concept Plans and delivers notice of such disapproval to Tenant by the applicable Work Deadline, Tenant shall, no later than the applicable Work Deadline, cause the Concept Plans to be modified to address Landlord's disapproval and deliver revised Concept Plans to Landlord for approval. This process shall be repeated until the parties approve or are deemed to have approved, the Concept Plans. If Landlord fails to deliver an approval or disapproval the Concept Plans before the Work Deadline, Landlord shall be deemed to have approved the Concept Plans.


           2.1.2  Construction Documents and Tenant Improvement Costs.
                  ---------------------------------------------------

                  (a)  Preparation of Construction Documents. Following
                       -------------------------------------
approval or deemed approval of the Concept Plans, Tenant shall then cause to be prepared and delivered to Landlord, on or before the Work Deadline, proposed final plans, drawings and specifications for the Tenant Improvements, including, but not limited to, architectural, structural, civil, mechanical, electrical, plumbing, fire protection, life safety, security and telecommunications plans, drawings and specifications (collectively, "Construction Documents").

                  (b)  Approved Construction Documents.  No later than the Work
                       -------------------------------
Deadline (assuming timely delivery of plans, specifications and drawings by Tenant), Landlord shall either approve or disapprove the proposed Construction Documents; if the proposed Construction Documents are disapproved by Landlord, Landlord shall set forth in writing any changes necessary to bring the proposed Construction Documents into substantial conformity with the Concept Plans, or into a form which will be acceptable to Landlord. If Landlord fails to deliver an approval or disapproval the Construction Documents before the Work Deadline, Landlord shall be deemed to have approved the Construction Document.

                  (c)  Tenant Improvement Costs.  After approval of the
                       ------------------------
Construction Documents, the General Contractor shall secure bids for the Tenant Improvement Costs of the Tenant Improvements and shall present such bids and a statement of the total Tenant Improvement Costs to Landlord and Tenant. If either Landlord or Tenant objects to the Tenant

Improvement Cost resulting from such bidding, then Landlord, Tenant and the Project Team may seek to reduce such costs. If either party fails to object to the statement of Tenant Improvement Costs before the Work Deadline, then such party shall be deemed to have approved same.

           2.1.3  Documentation in Stages.  Notwithstanding anything to the
                  -----------------------
contrary contained in the foregoing, the Construction Documents, may be prepared, delivered, approved and finalized in packages for different aspects of the Tenant Improvements. Landlord and Tenant agree that the terms and conditions set forth for delivery and approval in subparagraphs 2.1.1 and 2.1.2 above shall apply to all packages of Construction Documents.

     2.2   Approvals In General. All requested approvals or consents shall be
           --------------------
exercised reasonably and in good faith; any delay resulting from an unreasonably withheld consent or approval shall be either Landlord Delay or Tenant Delay depending upon which party has withheld such consent or approval. Any withholding of consent or approval shall be accompanied by a detailed explanation of the reasons for such withholding and the actions necessary to obtain such approval or consent. If any party fails to deliver an approval, disapproval, objection or the like before an applicable Work Deadline, then, unless otherwise expressly provided, such party shall be deemed to have approved the relevant item.

     2.3   Construction of the Tenant Improvements. Landlord shall be
           ---------------------------------------
responsible for construction of the Tenant Improvements, including obtaining all necessary permits and entering into a contract with the General Contractor and such other entities as necessary to effect construction of the Tenant Improvements.

           2.3.1  Tenant Improvements Permits. Promptly following completion of
                  ---------------------------
Construction Documents, Landlord shall apply for and use reasonable efforts to obtain the necessary permits and approvals to allow construction of the Tenant Improvements.

           2.3.2  Construction. Upon receipt of permits and approvals, Landlord
                  ------------
shall construct and complete the Tenant Improvements in accordance with the Approved Plans. Such construction shall be performed in a neat and workmanlike manner, and in compliance with all applicable governmental codes, laws and regulations in force at the time such work is completed. Landlord's approval of Construction Documents is not, and shall not be deemed to be, any warranty or guaranty that the Tenant Improvements are adequate or appropriate for Tenant's needs. Landlord's sole obligation with respect to the Tenant Improvements, is to seek enforcement of any warranty thereof received from any contractor, subcontractor or materialman.

     2.4   Changes to Approved Construction Documents.
           ------------------------------------------

           2.4.1  Landlord. If Landlord determines at any time that changes,
                  --------
alterations, deletions or additions in the Approved Construction Documents or in any other aspect of the Approved Plans are required as a result of applicable law or governmental requirements, or at the insistence of any other third party whose approval is required with respect to the Improvements, or because of an adverse effect on the structural or architectural integrity of the Building or upon any warranty given to or by Landlord, or as a result of unanticipated conditions encountered in the course of construction, then Landlord shall (A) advise Tenant of such circumstances within three (3) business days of the date Landlord receives written notice of such circumstance and (B) promptly cause revised Construction Documents, or other aspect of the Approved Plans, as applicable, reflecting such changes, alterations, deletions or additions, and an estimate of the change in cost resulting therefrom, to be prepared by Tenant Improvement Architect and the General Contractor, and submitted to Tenant and Landlord for joint approval in accordance with the procedures contemplated in
Section 2.1 hereof; provided, however that Landlord and Tenant may not reject a modification so required and shall each use commercially reasonable efforts to deliver responses in a time frame that does not adversely affect Substantial Completion. Upon final approval of revised plans, specifications and drawings by Landlord and Tenant, Construction Documents shall be deemed to be modified accordingly.

           2.4.2  Tenant; Change Requests. If Tenant at any time desires any
                  -----------------------
changes, alterations, deletions or additions (a "Change Request") to the Approved Construction Documents, Tenant shall submit a detailed written request to Landlord specifying such Change Request. Landlord shall promptly notify Tenant whether the matters proposed in the Change Request are approved by Landlord, which approval shall not be unreasonably withheld or conditioned and shall be provided or withheld within three (3) business days of Landlord's receipt of materials reasonably required by Landlord to evaluate the Change Request. If Landlord approves, Landlord will provide the General Contractor's estimate of the number of days of delay in Substantial Completion of Tenant Improvements, if any, which shall be caused by implementation of such Change Request and General Contractor's estimate of the change, if any, which shall occur in the Tenant Improvement Cost if such Change Request is implemented; Tenant acknowledges that the estimate of delay and of change in such costs is only an estimate and that the actual delay and cost may vary. Tenant shall notify Landlord in writing within three (3) business days after receipt of such notice from Landlord, of Tenant's approval of the Change Request, then Landlord shall cause such Change Request to be implemented and Tenant shall be responsible for all costs or cost increases attributable to the Change Request, in accordance with the provisions of Section 4 hereof. If Tenant fails to notify Landlord in writing of tenant's approval of such Change Request within said three (3) business day period, then such change Request shall be deemed to be withdrawn and shall be of no further effect.

3.   Completion of Improvements.
     --------------------------

     3.1   Substantial Completion Certificates. When Landlord and Tenant receive
           -----------------------------------
notification from Tenant Improvement Architect that the Tenant Improvements have been completed in accordance with the Approved Plans (except for Punch List
Work), Landlord shall prepare and deliver to Tenant a certificate signed by Landlord, General Contractor and Tenant Improvement Architect (the "Substantial Completion Certificate") certifying that the Tenant Improvements have been completed in accordance with the Approved Plans in all material respects to permit Tenant's reasonable use thereof, subject only to completion of Punch List Work, and specifying the date of completion of such Tenant Improvements. If Tenant Improvement Architect does not execute a Substantial Completion Certificate within five (5) days of its receipt of written request to do so from Landlord or provide Landlord with a written explanation for its refusal to do so, then such Substantial Completion Certificate shall be deemed to have been executed by Tenant Improvement Architect. Within five (5) days of its receipt of the Substantial Completion Certificate, Tenant shall execute and deliver same to Landlord or shall provide a written explanation of its refusal to do so; Tenant may not withhold execution thereof based upon matters which qualify as Punch List Work or have been approved by the Tenant Improvement Architect.

     3.2   Delay Remedies.
           --------------

           3.2.1  Tenant Delay. In addition to any other remedies for, or
                  ------------
effects of, Tenant Delay set forth in this Work Letter or the Lease, any increase in Tenant Improvement Cost incurred by Landlord as a result of Tenant Delay shall be paid, or reimbursed to Landlord in cash, by Tenant as part of the normal construction draw procedures or, if sooner, as required by the contractor, subcontractor, materialman, consultant, engineer, architect, or service provider; provided, however, that the amount of any such increase may, instead, be applied in reduction of the Allowance.

           3.2.2  Landlord Delay. In the event that the Tenant Improvements for
                  --------------
Phase I or Phase II are not Substantially Completed by October 1, 2000 or January 1, 2001, respectively, because of Force Majeure or Landlord Delay, then the Commencement Date and the Rent Commencement Date for the particular Phase shall be extended until the earlier to occur of: (i) the date which Tenant takes possession of the applicable Phase for the conduct of its business; or (ii) fifteen (15) days after Substantial Completion. If the portion of such delay in Substantial Completion attributable directly to Landlord Delay exceeds sixty
(60) days, then the Allowance shall be increased by the amount of any increase in Tenant Improvement Cost resulting solely and directly from such Landlord Delay in excess of sixty (60) days.

     3.3   Punch List Work; Final Completion. Landlord shall diligently but not
           ---------------------------------
later than thirty (30) days after the Commencement Date, complete the entire Punch List Work including, but not limited to, those items added by Tenant; provided, however, that if the Punch List Work can not be completed within such thirty (30) day period but Landlord has commenced, and is diligently pursuing completion of, the Punch List Work, then failure to have same completed within such thirty (30) day period shall not be a default. Upon completion of the Punch List Work, Landlord shall provide Tenant a certificate of Tenant's Architect confirming the completion of the Punch List Work in accordance with the appropriate Final Construction Documents. In the event of any dispute as to completion of any item or component of the Improvements or the inclusion or absence of same on the Punch List, the written opinion of Landlord's Architect as to the completion of the Punch List Work shall be conclusive as to all matters covered thereby.

4.   Payment of Costs. The timing, conditions and other procedures for
     ----------------
Landlord's disbursement of the Allowance shall be as set forth in this Section
4. Landlord and Tenant agree that the Tenant Improvement Cost shall be funded as follows: (x) pro rata by Landlord and Tenant such that for each $1.00 of the Tenant Improvement Cost, $0.90 shall be paid by Landlord and $0.10 shall be paid by Tenant, until Landlord's contribution shall equal the Allowance; and (y) thereafter, all Tenant Improvement Costs shall be paid by Tenant. Tenant's share shall be paid to Landlord (or to the appropriate contractor as Landlord shall direct) as part of standard draw procedures which shall be structured to afford Tenant not less than fourteen (14) days notice of the due date and amount of each payment.

5.   Tenant Work. Any Tenant Work shall be performed in accordance with, and
     -----------
shall in all respects be subject to, the terms and conditions of the Lease (to the extent not inconsistent with the applicable Work Letter), and shall also be subject to the following conditions:

     5.1   Contractor Requirements. Any contractor, subcontractor, worker or the
           -----------------------
like engaged by Tenant for Tenant Work shall be duly licensed and, if such person or entity shall be performing work which affects the Building Shell, any System, any area outside of the Building Shell, any item with respect to which Landlord has maintenance and repair responsibility or which limits any warranty, such person or entity shall be subject to Landlord's prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed; and Landlord shall be relieved from any liability, warranty, maintenance and repair obligation with respect to any of such which is adversely affected by such contractor, subcontractor, worker or the like.

     5.2   Costs and Expenses of Tenant Work. Tenant shall promptly pay any
           ---------------------------------
costs and expenses arising out of the performance of Tenant Work (including the costs of permits). If any lien is filed against the Property or against Tenant's leasehold interest, Tenant shall obtain, within ten (10) days after the filing, the release or discharge of that lien, or, within such time, shall provide a bond reasonably satisfactory to Landlord and its title insurer.

     5.3   Rules and Regulations. Tenant and Tenant's contractors shall comply
           ---------------------
with any other rules, regulations and requirements that Landlord or Landlord's General Contractor may reasonably impose with respect to the performance of Tenant Work. Tenant's agreement with Tenant's contractors and subcontractors shall require each contractor and subcontractor to provide daily cleanup of the construction area to the extent that such cleanup is necessitated by the performance of Tenant Work.

     5.4   Early Entry. Landlord shall permit entry of Tenant's contractors into
           -----------
the Building for the purposes of performing Tenant Work, prior to the Commencement Date whenever practical and, in Landlord's reasonable opinion, not interfering with or delaying completion of the Improvements, subject to satisfaction of the conditions set forth in the Lease and the applicable Work Letter. Any delay in Substantial Completion caused by Tenant's early entry shall constitute a Tenant Delay. Landlord will not, however, revoke Tenant's right to early entry. Tenant agrees that any such entry into the Building shall be at Tenant's own risk and that Landlord Group, shall not, in any way, be liable for any injury, loss or damage which may occur to any of Tenant's property, installations or personnel.

     5.5   Risk of Loss. All Tenant Work (including, but not limited to,
           ------------
materials, work, installations, equipment, personal property and decorations of any nature brought onto or installed in the Building before the Commencement
Date) shall be at Tenant's risk; the Landlord Group shall not be responsible for any damage, loss or destruction thereof (unless such damage, loss or destruction is caused by any member of the Landlord Group), Tenant agreeing to insure such risk and include Landlord as an additional insured with respect thereto.

     5.6   Condition of Tenant Work. All Tenant Work shall be performed in a
           ------------------------
good and workmanlike manner, shall be free from defects in design, materials and workmanship consistent with local custom, and shall be completed in compliance with plans approved by Landlord for such Tenant Work, if any, in all material respects and in compliance with all applicable governmental laws, ordinances, codes and regulations in force at the time such work is completed.

6.   Project Team; Payment of Fees.
     -----------------------------

     6.1   Building Team. The Project Team shall consist of Landlord's
           -------------
Architect, Tenant's Architect, Landlord's Project Manager, the General Contractor and any other consultants to be engaged in connection with the Property (the "Project Team"), and any replacement for any of them. Landlord shall contract directly with each member of the Building Team except Tenant's Architect and Tenant's engineers; the fees of the members of the Project Team shall be part of Tenant Improvement Cost and eligible for the Allowance.

     6.2   Project Manager Fee. Notwithstanding anything to the contrary in the
           -------------------
applicable Work Letter or the Lease, the Allowance shall include a fee payable to Landlord's Project Manager in the amount of two percent (2%) of the total Tenant Improvement Cost.

     6.3   Tenant Rights. Tenant shall have the right to reject any
           -------------
subcontractor which Landlord or the General Contractor wishes to include on the bid list in connection with the Tenant Improvements. In the event Tenant does not exercise such review and approval rights in accordance with the Work Deadlines in the applicable Project Schedule, Tenant shall be deemed to have approved such subcontractors. Any delay or cost resulting from Tenant's requesting modifications of previously approved documents, contractors or costs, or unreasonably withholding, delaying or conditioning such approval, shall be a Tenant Delay, and the cost thereof shall be borne by Tenant.

7.   Effect of Delays/Accelerations.
     ------------------------------

     7.1   Delays. Any delay in performance required to meet any of the Work
           ------
Deadlines shall automatically delay deadlines for activities occurring subsequent to the delayed activity as described in the applicable Project Schedule to the extent, and only to the extent, such delay impacts the commencement of the performance of the subsequent activity; provided, however, that neither the Commencement Date nor any Rent Commencement Date shall be deferred or delayed by reason of Tenant Delay. The parties shall seek to make up any delay in order to avoid a delay of the Commencement Date.

     7.2   Accelerations. In the event that there is achieved more quickly than
           -------------
the time period set forth in the Project Schedule any consent, preparation or revision of plans, delivery or reworking of any cost estimate or bid, then, to the extent that such early completion permits the commencement of performance of any subsequent activity, the date for commencement and completion of such subsequent activity shall be automatically accelerated.

8.   No Agency. Nothing contained in this Work Letter shall make or constitute
     ---------
Tenant as the agent of Landlord.

9. Survival. Without limiting survival provisions which would otherwise be implied or constructed under applicable law, the provisions of Section 5.4, 5.5 and 10.6 of this Work Letter shall survive the termination of the Lease with respect to matters occurring prior to expiration of the Lease.

10.  Miscellaneous.
     -------------

     10.1. Measurement of Time.  All references in this Work Letter to a
           -------------------
"number of days" shall be construed to refer to calendar days, unless otherwise specified herein.

     10.2  Deemed Approval.  Except as to Section 2.4.2 hereof, in all
           ---------------
instances where Landlord's or Tenant's approval is required, if no written notice of disapproval is given within the applicable time period, at the end of that period Landlord or Tenant, as applicable, shall be deemed to have given approval and the next succeeding time period shall commence. With respect to approvals required in Section 2.4.2 hereof, if no written notice of approval is given within the applicable time period, at the end of that period Landlord or Tenant, as applicable, shall be deemed to have given disapproval and the next succeeding time period shall commence.

     10.3  Conflict between Approved Plans.  In the event of a conflict
           -------------------------------
between the Approved Construction Documents and the Approved Concept Plans, the Approved Construction Documents shall control.

     10.4  Mitigation.
           ----------

           10.4.1  Force Majeure Effects. Landlord and Tenant shall make
                   ---------------------
reasonable efforts to mitigate the delay (for example obtaining substitute materials or suppliers) and expense resulting from Force Majeure.

     10.5  Scope of Project Schedule.  The Project Schedule shall be developed
           -------------------------
by Landlord in consultation with Tenant, shall be based upon Landlord's reasonable determination of normal planning and construction schedules to construct the relevant Improvements. The Project Schedule shall be modified from time to time in accordance with this Work Letter and as appropriate to include realistic dates for completion of various elements of construction.

     10.6  Indemnification.  Tenant shall indemnify, defend (with counsel
           ---------------
satisfactory to Landlord) and hold Landlord Group harmless from all suits, claims (including workers' compensation) actions, losses, costs and expenses (including, but not limited to reasonable attorneys' fees and costs) based on personal injury or property damage or contract claims (including, but not limited to, claims for breach of warranty) directly or indirectly arising from, or in any way relating to the performance of Tenant Work, any acts or omissions of Tenant (and any agent, employee, guest, invitee, contractor or subcontractor of Tenant) and the presence on the Property of Tenant Group. Tenant shall repair or replace (or, at Landlord's election, reimburse Landlord for the cost of repairing or replacing) any portion of the Improvements and/or any of Landlord's real or personal property or equipment that is damaged, lost or destroyed in the performance of Tenant Work.

     10.7  Contractors' Insurance.  Tenant and Tenant's contractors,
           ----------------------
subcontractors, materialmen and workers shall obtain insurance reasonably required by Landlord which shall include Landlord, any mortgagee, any lender and any other entity or person designated by Landlord as additional insureds. Such insurance shall include workers' compensation statutory comprehensive, general commercial liability and auto, and general contractors liability.

     10.8  Monitoring of Costs and Progress.  Landlord and Tenant shall
           --------------------------------
monitor the Tenant Improvement Costs throughout design and construction (including, but not limited to, bids and invoices). Tenant will have the right to review the construction contract and to review construction in progress. Such review of construction in progress shall be conducted in a manner which does not interfere with, impede or delay such construction.

     IN WITNESS WHEREOF, the parties have executed this Work Letter as of the day and date first above written.

                  "Landlord"                                        "Tenant"
TPSC IV LLC, a Delaware limited liability         SEQUENOM, INC., a Delaware corporation
 company

By: /s/ R.W. Rahner                               By: Hubert Koster
   -----------------------------------------         ---------------------------------------
Its:   Vice President                             Its: President and Chief Executive Officer
    ----------------------------------------          --------------------------------------

                               LIST OF SCHEDULES
                               -----------------



Schedule 1 - Project Schedule/Work Deadlines

                                   SCHEDULE 1
                                   ----------

                        PROJECT SCHEDULE/WORK DEADLINES
                        -------------------------------



                                       1